SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |
Check the appropriate box:
|X| Preliminary Proxy Statement     | | Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
| | Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Monroc, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         | | No fee required.
         |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
Common Stock, $.01 par value.

     (2) Aggregate number of securities to which transaction applies: 4,514,200 shares of Common Stock and options and warrants to acquire an additional 1,916,850 shares of Common Stock.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $10.771 per share and for each option or warrant, an amount equal to the number of shares subject to such option or warrant multiplied by the difference between (x) $10.771 and (y) the exercise price per share of such option or warrant.

     (4) Proposed maximum aggregate value of transaction: $57,600,000

     (5) Total fee paid: $11,520.00

     |X| Fee paid previously with preliminary materials.


     | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                                  MONROC, INC.
                             1730 North Beck Street
                           Salt Lake City, Utah 84116

                                                            __________ ___, 1998

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Monroc, Inc., a Delaware corporation ("Monroc"), to be held on __________ ___, 1998, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of January 29, 1998 and amended and restated as of March 4, 1998 (the "Merger Agreement") among Monroc, U.S. Aggregates, Inc., a Delaware corporation ("USAI"), and Western Acquisition, Inc., a Delaware corporation and a subsidiary of USAI ("Sub"), which provides for the merger (the "Merger") of Sub with and into Monroc, with Monroc continuing as the surviving corporation and a subsidiary of USAI. Under the terms of the Merger Agreement, if the Monroc stockholders approve the Merger (i) each outstanding share of common stock, par value $.01 per share, of Monroc (the "Common Stock") will be converted into the right to receive $10.771 in cash and (ii) each option or warrant to purchase shares of Common Stock will be cancelled in consideration for the right to receive in cash an amount equal to the number of shares subject to such option or warrant multiplied by the difference between (x) $10.771 and (y) the exercise price of such option or warrant, less any applicable tax withholdings. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement.

     The Merger Agreement and the Merger are more fully described in the accompanying Proxy Statement, including factors which should be considered in connection with your vote on the Merger. Please review this information carefully.

     After careful consideration, the Monroc Board of Directors has unanimously determined that the terms of the proposed Merger are fair to, and in the best interests of, Monroc and its stockholders. In reaching its determination, the Board of Directors considered, among other things, the opinion of SBC Warburg Dillon Read Inc., Monroc's financial advisor, as to the fairness of the consideration to be received by the holders of Common Stock in the Merger from a financial point of view. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that you vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby.


     Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. As of April 29, 1998 (the record date for the Special Meeting), BCCP I, L.P., a
California limited partnership ("BCCP I"), owned 1,650,000 shares of Common Stock (representing approximately 36.6% of the outstanding shares of Common Stock). Pursuant to a separate voting agreement, BCCP I has agreed to vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. Holders of Common Stock will be entitled to appraisal rights under Delaware law in connection with the Merger as described in the accompanying Proxy Statement.



     Your participation in the Special Meeting, whether by person or by proxy, is important. To ensure your shares are represented at the Special Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                      Sincerely,



                                      RONALD D. DAVIS
                                      President and Chief Executive Officer

                                  MONROC, INC.
                             1730 North Beck Street
                           Salt Lake City, Utah 84116



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held on ___________ ___, 1998

To the Stockholders of MONROC, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Monroc, Inc., a Delaware corporation ("Monroc"), will be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah at 10:00 a.m., local time, on _______ ___, 1998, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of January 29, 1998 and amended and restated as of March 4, 1998 (the "Merger Agreement") among Monroc, U.S. Aggregates, Inc., a Delaware corporation ("USAI"), and Western Acquisition, Inc., a Delaware corporation and a subsidiary of USAI ("Sub"), which provides for the merger (the "Merger") of Sub with and into Monroc, with Monroc continuing as the surviving corporation and a subsidiary of USAI. Under the terms of the Merger Agreement, if the Monroc stockholders approve the Merger, (i) each outstanding share of common stock, par value $.01 per share, of Monroc (the "Common Stock") will be converted into the right to receive $10.771 in cash and (ii) each option or warrant to purchase shares of Common Stock will be cancelled in consideration for the right to receive in cash an amount equal to the number of shares subject to such option or warrant multiplied by the difference between (x) $10.771 and (y) the exercise price of such option or warrant, less any applicable tax withholdings. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement.

          2. To consider and transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


     The Board of Directors of Monroc has fixed the close of business on April 29, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of Monroc located at 1730 North Beck Street, Salt Lake City, Utah, at least ten days prior to the Special Meeting.



       Approval of the Merger requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. THE MONROC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Holders of Common Stock as of the Record Date will be entitled to appraisal rights under Delaware law in connection with the Merger as more fully described in the accompanying Proxy Statement.

     Whether or not you plan to attend the Special Meeting, please execute, date and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                            By Order of the Board of Directors,



                            L. WILLIAM RANDS
                            Vice President--Finance, Chief Financial Officer, Treasurer and Secretary

_______________, 1998


                             YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                   SUBJECT TO COMPLETION, dated April 21, 1998


                                   MONROC, INC

                         Special Meeting of Stockholders

                        To Be Held on ________ ___, 1998


                                 PROXY STATEMENT


     This Prospectus is being furnished to the stockholders of Monroc, Inc., a Delaware corporation ("Monroc" or the "Company"), in connection with the solicitation of proxies by the Monroc Board of Directors to be used at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on _________ ____, 1998, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah.

     At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of January 29, 1998 and amended and restated as of March 4, 1998 (the "Merger Agreement") among Monroc, U.S. Aggregates, Inc., a Delaware corporation ("USAI"), and Western Acquisition, Inc., a Delaware corporation and a subsidiary of USAI ("Sub"), which provides for the merger (the "Merger") of Sub with and into Monroc, with Monroc continuing as the surviving corporation and a subsidiary of USAI. Under the terms of the Merger Agreement, (i) each outstanding share of common stock, par value $.01 per share, of Monroc (the "Common Stock") will be converted into the right to receive $10.771 in cash (the "Merger Consideration") and (ii) each option or warrant to purchase shares of Common Stock will be cancelled in consideration for the right to receive in cash an amount equal to the number of shares subject to such option or warrant multiplied by the difference between
(x) $10.771 and (y) the exercise price of such option or warrant, less any applicable tax withholdings. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.


     After careful consideration, the Monroc Board of Directors has unanimously determined that the terms of the proposed Merger are fair to, and in the best interests of, Monroc and its stockholders. In reaching its determination, the Board of Directors considered, among other things, the opinion of SBC Warburg Dillon Read Inc. ("SBC Warburg Dillon Read"), Monroc's financial advisor, as to the fairness of the consideration to be received by the holders of Common Stock in the Merger from a financial point of view. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Ronald D. Davis, the President and Chief Executive Officer and a director of the Company, has interests in the Merger that are in addition to the interests of the stockholders of the Company generally. See "The Merger--Interests of Certain Persons in the Merger."

     Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. As of April 29, 1998 (the record date for the Special Meeting), BCCP I, L.P., a
California limited partnership ("BCCP I"), owned 1,650,000 shares of Common Stock (representing approximately 36.6% of the outstanding shares of Common Stock). Pursuant to a separate voting agreement, BCCP I has agreed to vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. Holders of Common Stock will be entitled to appraisal rights under Delaware law in connection with the Merger as described in the accompanying Proxy Statement.


     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 accompanies this Proxy Statement.

     This Proxy Statement, the accompanying Notice of Special Meting, the accompanying proxy and the other enclosed documents are first being mailed or delivered to the stockholders of Monroc on or about _____________, 1998. Stockholders of the Company are urged to consider carefully the information contained in this Proxy Statement.


     The date of this Proxy Statement is _______________, 1998.

                           FORWARD-LOOKING STATEMENTS

     Certain statements made herein or incorporated herein by reference, including without limitation statements made under the captions "The Merger--Background of the Merger," "--Recommendation of the Board of Directors of the Company; Reasons for the Merger," "--Opinion of Monroc's Financial Advisor" and "--Certain Financial Projections," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). In addition, when used in this Proxy Statement the words or phrases "will likely result," "expects," "intends," "will continue," "is anticipated," "estimates," "projects," "management believes," "the Company believes" and similar expressions are intended to identify forward-looking statements within the meaning of the Reform Act.

     Forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance and financial results of the Company. All forward-looking statements involve predictions and are subject to known and unknown risks and uncertainties, including, without limitation, those discussed below as well as general economic and business conditions, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date made. These risks, uncertainties and factors include, without limitation, (a) the Merger may not be consummated or may not be consummated on the terms currently set forth in the Merger Agreement; (b) in the event of price competition or a decrease in demand for the Company's sand and gravel or ready mix concrete products for reasons of market proximity, price, quality, general economic conditions, or state of federal budgetary changes affecting freeway projects generally, the Company may not be able to increase sales of its sand and gravel or its ready mix concrete products or may not be able to do so at anticipated profit margins; (c) weather conditions and other circumstances beyond the Company's control may impact its ability to increase sales of sand and gravel and ready mix concrete products;
(d) if the Company is forced to conserve cash or is unable to access liquidity under its existing credit facilities, through the debt or equity capital markets or through asset sales, the Company may be unable to fund operations or purchase additional aggregate properties and in any event may be unable to purchase such properties on terms acceptable to the Company; and (e) the Company may be unable to consummate a sale of its prestress/precast concrete division or its Wyoming operations. Although the Company believes that its assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there is no assurance that the results contemplated in any such forward-looking statement will be utilized. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revision. The impact of actual experience and business developments may cause the Company to alter its marketing, capital expenditure plans or other budgets, which may in turn affect the Company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. The Company disclaims any obligation or intent to update any such factors or forward-looking statements to reflect future events or developments.

                                TABLE OF CONTENTS

                                                                  Page

SUMMARY.............................................................1

SELECTED FINANCIAL INFORMATION......................................5

MARKET PRICES AND DIVIDENDS.........................................6

THE COMPANY.........................................................7

THE SPECIAL MEETING.................................................7
       General......................................................7
       Record Date..................................................8
       Quorum.......................................................8
       Vote Required................................................8
       Appraisal Rights.............................................9
       Proxies......................................................9

THE MERGER..........................................................9
       Background of the Merger.....................................9
       Recommendation of the Board of Directors
       of the Company; Reasons for the Merger......................14
       Opinion of Monroc's Financial Advisor.......................16
       Certain Financial Projections...............................20
       Certain Effects of the Merger...............................21
       Interests of Certain Persons in the Merger..................21
       Certain Federal Income Tax Consequences.....................23
       Regulatory Approvals........................................24
       Accounting Treatment........................................25

THE MERGER AGREEMENT...............................................25
       The Merger..................................................25
       Conversion of Securities; Treatment of Options..............25
       Payment for Shares..........................................26
       Directors and Officers of the Company.......................26
       Representations and Warranties..............................26
       Conduct of Business; Certain Covenants......................26
       No Solicitation.............................................27
       Proxy Statement; Special Meeting............................27
       Standstill..................................................28
       Indemnification and Insurance...............................28
       Fees and Expenses...........................................28
       Conditions to the Merger....................................28
       Termination.................................................29
       Termination Fees............................................30
       Voting Agreement............................................30

APPRAISAL RIGHTS...................................................30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       AND MANAGEMENT OF MONROC....................................33

AVAILABLE INFORMATION..............................................34

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................35

INDEPENDENT PUBLIC ACCOUNTANTS.....................................35

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING......................36

OTHER MATTERS......................................................36

APPENDIX A--Amended and Restated Agreement and Plan of Merger

APPENDIX B--Opinion of SBC Warburg Dillon Read Inc.

APPENDIX C--Section 262 of the Delaware General Corporation Law

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and the Appendices hereto. Stockholders are urged to read carefully this Proxy Statement and its Appendices in their entirety before voting on the matters discussed herein. As used herein, the terms "Monroc" or the "Company" refer to Monroc, Inc., including, unless the context otherwise requires, its subsidiaries, and the term "USAI" refers to U.S. Aggregates, Inc., including, unless the context otherwise requires, its subsidiaries.

Monroc

     Monroc produces and sells to the construction industry ready-mix concrete, prestressed and precast concrete building components, sand and gravel products and accessories for the concrete trade. The Company owns 38 plants in Utah, Idaho and Wyoming, and its products are sold in Utah, Idaho, Wyoming and adjoining states, including Colorado, Nevada, Oregon, Montana and, to a lesser extent, Washington and California.

     Monroc was incorporated in 1986 as a Delaware corporation and is the successor to a Utah corporation organized in 1920. The principal executive offices of the Company are located at 1730 North Beck Street, Salt Lake City, Utah, 84116, and its phone number is (801) 359-3701.

USAI

     USAI is engaged in the business of production, distribution and sale of construction materials, including aggregates and related products such as ready-mixed concrete, asphaltic bituminous concrete and the provision of services such as asphalt paving and construction. The principal executive offices of USAI are located at 400 South El Camino Real, Suite 500, San Mateo, California 94402, and its phone number is (650) 685-4880.

The Special Meeting


     The Special Meeting will be held on _______________, 1998, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah. At the Special Meeting, including any postponement or adjournment thereof, stockholders of the Company will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and (ii) such other matters as may be properly be brought before the Special Meeting. See "The Special Meeting--Matters to Be Considered at the Special Meeting."

     The close of business on April 29, 1998 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 4,514,200 shares of Common Stock were issued and outstanding and entitled to vote at the Special Meeting, of which approximately 43% were beneficially owned by directors and executive officers of the Company (excluding 1,650,000 shares which may be acquired upon the exercise of options or warrants which are exercisable within 60 days of the Record Date). The holders of a majority of the outstanding shares of Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the Special Meeting. See "The Special Meeting--Record Date," "--Quorum" and "--Proxies."

     Each share of Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. See "The Special Meeting--Vote Required." As of the Record Date, BCCP I owned 1,650,000 shares (or approximately 36.6% of the outstanding shares) of Common Stock. As an inducement and condition to USAI to enter into the Merger Agreement, USAI and BCCP I entered into a voting agreement dated as of January 29, 1998 (the"Voting Agreement"), pursuant to which BCCP I has agreed to vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement--Voting Agreement." Other than with respect to the Voting Agreement, USAI is not affiliated with the Company or any officer or director of the Company.


The Merger

     General; Effective Time. Upon consummation of the Merger, Sub will be merged with and into the Company and the Company will continue as the surviving corporation and a subsidiary of USAI. The Merger will become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State or at such later time as designated in the Certificate of Merger (the "Effective Time"). See "The Merger Agreement--The Merger."

     Conversion of Securities. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, USAI or any direct or indirect subsidiary of USAI and shares as to which appraisal rights have been perfected, and not withdrawn or otherwise lost, under the Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive $10.771 in cash without interest thereon. See "The Merger Agreement--Conversion of Securities; Treatment of Options."

     Treatment of Options. Immediately prior to the Effective Time, each stock option (an "Option") granted under the Monroc, Inc. 1996 Stock Option Plan and the Monroc, Inc. 1994 Stock Option Plan and each outstanding warrant of the Company (a "Warrant"), whether or not such Option or Warrant is then exercisable, shall be canceled, and each holder of a canceled Option or Warrant shall be entitled to receive from the Company, in consideration for cancellation and settlement of such Option or Warrant, a cash payment equal to the product of
(i) the aggregate number of shares of Common Stock subject to the Option or Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Option or Warrant. Any amounts payable with respect to Options or Warrants shall be subject to any required withholding of taxes and shall be paid without interest. See "The Merger Agreement--Conversion of Securities; Treatment of Options."


     Recommendation of the Board of Directors. The Company's Board of Directors has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company's stockholders, and has unanimously approved the Merger Agreement and the transactions contemplated thereby. Accordingly, the Board of Directors unanimously recommends a vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of the Company. In determining to approve the Merger Agreement and the transactions contemplated thereby and to recommend that stockholders of the Company approve the Merger Agreement and the transactions contemplated thereby, the Board of Directors considered a number of factors as more fully described under "The Merger --Recommendation of the Company's Board of Directors; Reasons for the Merger." Ronald D. Davis, the President and Chief Executive Officer and a director of the Company, has interests in the Merger that are in addition to the interests of the stockholders of the Company generally. See "The Merger--Interests of Certain Persons in the Merger."


     Opinion of Monroc's Financial Advisor. On January 29, 1998, SBC Warburg Dillon Read, the Company's financial advisor, delivered its written opinion to the Company's Board of Directors to the effect that, as of such date, the consideration payable in the Merger is fair, from a financial point of view, to the stockholders of the Company. See "The Merger--Opinion of Monroc's Financial Advisor." The full text of the written opinion of SBC Warburg Dillon Read, which sets forth certain assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B and is incorporated herein by reference. Stockholders of the Company are urged to read the opinion of SBC Warburg Dillon Read carefully in its entirety. See "The Merger--Opinion of Monroc's Financial Advisor."

     Conditions to the Merger. The obligations of the Company and USAI to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the affirmative vote of the Company stockholders, (ii) the absence of any statute, rule, regulation, decree, order or injunction by any United States federal or state government, governmental agency or authority or court which prohibits, restrains, enjoins or restricts the consummation of the Merger, (iii) any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended (the "HSR Act"), shall have expired or been terminated, (iv) the performance in all material respects by the parties to the Merger Agreement of their obligations under the Merger Agreement, (v) the respective representations and warranties of the parties to the Merger Agreement being true and correct in all material respects and (vi) with respect to USAI's obligations to effect the Merger, any change in or effect on the business of the Company or any of its subsidiaries, individually or in the aggregate, that is materially adverse to the results of operations, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole, except for such changes or effects resulting from, or in connection with general economic, industry-wide or financial market conditions or discussions or efforts of the Company, USAI or USAI's affiliates to divest certain of the Company's operations after consummation of the Merger. See "The Merger Agreement--Conditions to the Merger."

     Other Acquisition Proposals. Pursuant to the Merger Agreement, the Company has agreed that it will not, directly or indirectly, solicit, carry on discussions with or enter into any agreement with any corporation, partnership, person or other entity or group (other than USAI or an affiliate or an associate of USAI) concerning any merger, acquisition or similar transaction involving, or the sale of all or substantially all of the assets or equity securities of, the Company or any of its subsidiaries or divisions (other than with respect to certain of the Company's operations) (an "Acquisition Proposal"). Notwithstanding the foregoing, the Company may (i) directly or indirectly, furnish information to or enter into discussions and negotiations with any person, entity or group that makes an unsolicited Acquisition Proposal if the Board of Directors of the Company determines in good faith (after consultation with and advice from outside legal counsel) that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law, and
(ii) to the extent applicable, comply with Rule 14e-2 and 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with regard to an Acquisition Proposal. See "The Merger Agreement--No Solicitation."

     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, (i) by mutual written consent duly authorized by the Boards of Directors of the Company, USAI and Sub, (ii) by USAI or the Company if (A) the Merger is not consummated on or before August 31, 1998, (B) the approval of the Company's stockholders has not been obtained by August 31, 1998 or (C) any United States federal or state government, governmental agency or authority or court shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Merger (which the party seeking to terminate the Merger Agreement shall have used its best efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and non-appealable, (iii) by the Company if an Acquisition Proposal has been made and the Company's Board of Directors determines, in the exercise of its good faith judgment that such termination is required for the Board of Directors to comply with its fiduciary duties under applicable law, or (iv) by USAI if the Company's Board of Directors withdraws or modifies in a manner adverse to USAI or Sub its determination to recommend that the stockholders of the Company approve the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement--Termination." Under certain circumstances, USAI may be entitled to receive a termination fee or reimbursement of its expenses or a termination fee upon termination of the Merger Agreement. See "The Merger Agreement--Termination Fees."


     Payment for Shares. Promptly after the Effective Time, American Stock Transfer & Trust Company, as the payment agent (the "Payment Agent"), will mail and/or make available to each person who was, at the Effective Time, a holder of record of shares of Common Stock, a notice and letter of transmittal and instructions for use in effecting the surrender of the certificates representing shares of Common Stock ("Certificates") in exchange for the Merger Consideration. STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED PROXY.

     Upon surrender to the Payment Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate will be paid the Merger Consideration applicable to the Certificate and such Certificate shall be canceled. No interest will be paid or accrued in respect of the Merger Consideration. See "The Merger Agreement--Payment for Shares."

     Interests of Certain Persons in the Merger. In considering the recommendation of the Company's Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the Board of Directors and the management of Monroc have interests in the Merger that are in addition to the interests of stockholders of the Company generally. The Company's Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger--Interests of Certain Persons in the Merger."

     Certain Effects of the Merger. Following the Merger, USAI will be the beneficiary of any future earnings and growth of the Company. By contrast, stockholders of the Company will cease to have any ownership interest in the Company or other rights as stockholders. Instead, each such stockholder will receive the Merger Consideration in exchange for each share of Common Stock owned immediately prior to the Effective Time. See "The Merger--Certain Effects of the Merger."

     As a result of the Merger, the Company will be privately held and there will be no market for its Common Stock. Upon consummation of the Merger, the Common Stock will cease to be listed on the Nasdaq Stock Market's National Market and the registration of the Common Stock under the Exchange Act will be terminated. See "The Merger--Certain Effects of the Merger."

     Certain Federal Income Tax Consequences. The Merger will be a taxable transaction to stockholders of the Company for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign income or other tax laws as well. Generally, stockholders will recognize gain or loss in the Merger in an amount determined by the difference between the consideration received in the Merger and their tax basis in the Common Stock exchanged therefore. STOCKHOLDERS OF THE COMPANY SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY TAX CONSEQUENCES UNDER THE LAW OF ANY STATE OR JURISDICTION. See "The Merger--Certain Federal Income Tax Consequences."


     Regulatory Approvals. The Company and USAI each filed pre-merger notification forms with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") under the HSR Act on February 25, 1998. On March 27, 1998, the parties received a request for additional information from the Antitrust Division. After further discussions between the Antitrust Division and the parties, early termination of the remaining waiting period under the HSR Act was granted on April ___, 1998. No other material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Merger--Regulatory Approvals."


     Appraisal Rights. Under the DGCL, stockholders of the Company who properly demand appraisal prior to the stockholder vote on the Merger Agreement, do not vote in favor of approval of the Merger Agreement and otherwise comply with all of the requirements of DGCL Section 262 will be entitled to statutory appraisal rights. See "Appraisal Rights" and Section 262 of the DGCL attached hereto as Appendix C.

                         SELECTED FINANCIAL INFORMATION


       The following selected financial information is derived from the historical consolidated financial statements of Monroc. The financial information set forth below should be read in conjunction with Monroc's consolidated financial statements, related notes and other financial information incorporated by reference in this Proxy Statement.



                                  Monroc, Inc.
                    (In thousands, except per share amounts)

                                                         Fiscal Year Ended December 31,
                                    ------------------------------------------------------------------------
                                       1993           1994           1995           1996            1997
                                    -----------    -----------    -----------    -----------     -----------

Consolidated Statement of
  Operations Data:
   Revenue..........................    $34,547        $41,156        $48,302        $70,401         $61,383
   ESOP contribution................        938            800            800            800             800
   Operating profit (loss)..........        937          1,160          2,512          (885)           1,074
   Net earnings (loss)..............      $ 764          $ 284         $1,356       ($1,368)            $239
                                          =====          =====         ======       ========            ====

   Net earnings (loss) per share....      $0.34          $0.11         $ 0.48       ($ 0.31)           $0.05
                                          =====          =====         ======       ========           =====

   Weighted average common
    shares..........................      2,236          2,612          2,835          4,467           4,485



                                                               As of December 31,
                                    ------------------------------------------------------------------------
                                       1993           1994           1995           1996            1997
                                    -----------    -----------    -----------    -----------     -----------
Consolidated Balance Sheet Data:
   Total assets.....................    $20,008        $26,578        $35,608        $40,638         $42,516
   Long-term debt (net of current
      maturities)...................      6,772          9,031          6,591          5,161           6,827
   Stockholders' equity.............      4,923          8,306         19,238         18,671          19,737



                           MARKET PRICES AND DIVIDENDS

     The Common Stock is quoted on Nasdaq under the symbol "MROC." The table below sets forth, for the quarterly periods indicated, the high and low sale prices per share quoted on Nasdaq for the Common Stock. The information with respect to Nasdaq quotations reflects interdealer prices, without retail markup, markdown or commissions and may not represent actual transactions.


                                     Monroc
                                  Common Stock
                                                         High             Low

1996:
   First Quarter..................................      $ 5 5/8         $ 4 1/8
   Second Quarter.................................        5 3/8           4 1/2
   Third Quarter..................................        6 1/4           4 5/8
   Fourth Quarter.................................        6 3/8           4 1/2

1997:
   First Quarter..................................      $ 6 1/2         $ 5 1/4
   Second Quarter.................................        9 3/4           6 1/4
   Third Quarter..................................       12 7/8           9 1/4
   Fourth Quarter.................................       12 1/8           9 7/8

1998:
   First Quarter .................................      $10 5/8         $ 9 1/4
   Second Quarter  (through April 15, 1998).......       10 3/8          10 1/4



     The last reported sale price per share of Common Stock on January 29, 1998, the last trading day preceding public announcement of the Merger, was $10.00. On April 15, 1998, the closing sale price per share of Common Stock was $10 1/4.


     The Company has never paid a cash dividend on its Common Stock and does not contemplate paying cash dividends on its Common Stock in the foreseeable future.

     Stockholders are urged to obtain current market quotations for the Common Stock.

                                   THE COMPANY

     General. The Company was organized as a Delaware corporation in 1986, and is the successor to a Utah corporation incorporated in 1920. The Company was incorporated in Delaware in 1986 to purchase the assets of the predecessor corporation through a leveraged employee stock ownership plan.

     The Company produces and sells to the construction industry ready-mix concrete, prestressed and precast concrete building components, sand and gravel products and accessories for the concrete trade. The Company owns 38 plants in Utah, Idaho and Wyoming, and its products are sold in Utah, Idaho, Wyoming and adjoining states, including Colorado, Nevada, Oregon, Montana and, to a lesser extent, Washington and California.

     The Company's products fall into three principal categories: ready-mix concrete; prestressed and precast concrete products; and sand and gravel aggregates. Ready-mix concrete, a basic building material used to some degree in almost all construction projects, is produced by combining rock, sand, cement and water with certain chemical additives in the Company's "batch plants." The mixture is then put into the Company's mixer trucks where it is mixed thoroughly and delivered to construction sites. The Company has 21 ready-mix batch plants located throughout Utah, Idaho and Wyoming.

     The Company produces prestressed and precast concrete building components that are primarily used in constructing buildings or highway structures. Prestressed concrete products are manufactured by stressing or stretching steel cables, incasing them in concrete and then releasing the cables after the concrete has hardened. The contraction of the cables compresses the concrete, increasing its strength. Precast products are manufactured by a similar process but do not contain stretched steel cables. The Company manufactures prestressed and precast products in Salt Lake City, Utah, Boise, Idaho, and Idaho Falls, Idaho. From these locations, the products are hauled to construction sites by the Company's fleet of tractors and trailers.

     The Company also produces sand and gravel aggregates by crushing and screening material that has been dug from a bank or quarried from a solid deposit by blasting or bulldozing. These sand and gravel aggregates are used by customers to produce concrete and asphalt and as road base and foundation material, and are also used as raw materials in the Company's own concrete operations. The Company owns or leases various properties in Utah and Idaho and, to a lesser extent, in Wyoming that contain sand and gravel aggregate reserves.

     The principal executive offices of the Company are located at 1730 North Beck Street, Salt Lake City, Utah, 84116, and its phone number is (801) 359-3701.


     Recent Developments. On January 6, 1998, the Company acquired all the outstanding capital stock of privately held Treasure Valley Concrete, Inc., an Idaho corporation ("Treasure Valley Concrete"), for approximately $3.35 million in cash. At the close of the transaction, Treasure Valley Concrete became a wholly owned subsidiary of the Company. Treasure Valley Concrete is a producer of ready-mix concrete in the greater Boise, Idaho area, and had revenues of approximately $6.5 million in 1997.


                               THE SPECIAL MEETING

General

     This Proxy Statement is being furnished to the holders of Common Stock in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting to be held on ____________ ___, 1998, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah and any adjournment or postponement thereof. At the Special Meeting, including any adjournment or postponement thereof, holders of Common Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and (ii) such other business as may properly come before the Special Meeting.

     The Monroc Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that the holders of Common Stock vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby.

     This Proxy Statement, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of the Company on or about _____________, 1998.

Record Date


     The Company's Board of Directors has fixed the close of business on April 29, 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 4,514,200 shares of Common Stock were outstanding and held of record by approximately ____ stockholders.


Quorum

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Under the Company's bylaws and the DGCL, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Vote Required

     Stockholders of the Company are entitled to one vote at the Special Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. Abstentions will have the same effect as votes against such approval. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of the Merger Agreement and will not be counted as votes for or against such approval.


     As of the Record Date, the Company's directors and executive officers as a group may be deemed to be beneficial owners of approximately 43% of the outstanding shares of Common Stock (excluding 1,650,000 shares which may be acquired upon the exercise of options or warrants exercisable within 60 days of the Record Date). To the knowledge of the Company, each of the directors and executive officers intends to vote in favor of approval and adoption of the Merger Agreement. In addition, pursuant to the Voting Agreement, BCCP I has agreed to vote the 1,650,000 shares of Common Stock owned by it as of the Record Date (representing approximately 36.6% of the outstanding shares of Common Stock as of the Record Date) in favor of approval and adoption of the Merger Agreement. See "The Merger Agreement--The Voting Agreement." Other than with respect to the Voting Agreement, USAI is not affiliated with the Company or any officer or director of the Company.


     If fewer shares of Common Stock are voted in favor of approval and adoption of the Merger Agreement than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore been effectively withdrawn or revoked.

     STOCKHOLDERS   OF  THE  COMPANY   SHOULD  NOT  FORWARD  ANY  COMMON   STOCK
CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO STOCKHOLDERS BY THE PAYMENT AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

Appraisal Rights

     Record holders of Common Stock who properly demand appraisal prior to the stockholder vote on the Merger Agreement, do not vote in favor of approval and adoption of the Merger Agreement and otherwise comply with the requirements of
Section 262 of the DGCL will be entitled to statutory appraisal rights. See "Appraisal Rights."

Proxies

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Special Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement. As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those set forth in the Notice of Special Meeting that may be presented at the Special Meeting. If any other matters are properly presented at the Special Meeting for consideration, including a motion to adjourn the Special Meeting for the purpose of, among other things, soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy that is voted against the Merger Agreement will be voted for any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of Monroc before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). In addition, brokers who hold shares of Common Stock as nominees will not have discretionary authorization to vote such shares on any of the matters to be voted thereon in the absence of instructions from the beneficial owners. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Monroc, Inc., P.O. Box 537, 1730 North Beck Street, Salt Lake City, Utah 84110, Attention: Corporate Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Special Meeting.

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                                   THE MERGER

Background of the Merger

     As part of its ongoing efforts to maximize stockholder value, the Board of Directors of the Company continually evaluates strategic alternatives, including strategic acquisitions, alliances and possible business combinations, and the undertaking of operating, administrative and financial measures. In late 1996, the Company began preliminary discussions to sell all of the assets of its precast/prestressed concrete division (the "Precast Division") to a potential buyer (the "Potential Precast Buyer"). These preliminary discussions continued over the course of the next several months. Similarly, in early 1997, the Company also began exploring the possibility of selling its ready-mix and other operations located in Wyoming.

     In April 1997, representatives of certain significant stockholders of the Company held discussions with senior members of the Company's management concerning the possibility of a merger, business combination, strategic alliance or other value-building strategic action. In furtherance of these discussions, the Company contacted SBC Warburg Dillon Read to assist the Company in evaluating various strategies to enhance stockholder value, including possible business combinations involving the Company.

     On May 14, 1997, SBC Warburg Dillon Read submitted to the Company a two-phase proposal. In the first phase, SBC Warburg Dillon Read would evaluate various alternatives for enhancing stockholder value, including the possibility of a business combination involving the Company. In the second phase, if the Board of Directors elected to explore a potential sale of the Company, SBC Warburg Dillon Read would assist the Company in identifying, and soliciting offers from, potential buyers.

     At a previously scheduled meeting of the Board of Directors held on May 21, 1997, the Board of Directors discussed alternatives for maximizing stockholder value and SBC Warburg Dillon Read's proposal. After extensive discussion, the Board of Directors agreed to retain SBC Warburg Dillon Read as financial advisor to the Company and to perform the first phase services described in its proposal. Over the course of the following several weeks, representatives of SBC Warburg Dillon Read conducted site due diligence of the Company and had discussions with the Company's management.

     On July 16, 1997, the Board of Directors held a meeting via telephone conference at which SBC Warburg Dillon Read presented initial findings and answered questions from members of the Board of Directors. The Board of Directors also reviewed and discussed certain information concerning the business, operations and prospects of the Company provided by senior management of the Company and which had ben previously presented to SBC Warburg Dillon Read for use in determining the value of the Company. Over the next week, members of the Executive Committee of the Board of Directors, which works closely with Company management to develop programs and plans governing the future of the Company, met with members of the Company's senior management to review management's information concerning the business, operations and prospects of the Company.

     On July 28, 1997, the Board of Directors held a meeting in Boise, Idaho in which SBC Warburg Dillon Read presented findings regarding the Company's strategic alternatives, including a possible business combination. SBC Warburg Dillon Read further suggested that, if the Board decided to pursue a possible business combination, an auction approach would serve as the means of soliciting offers that would potentially elicit the most attractive price for the Company. After discussing potential courses of action, the Board of Directors authorized SBC Warburg Dillon Read to explore a possible business combination involving the Company using an auction format. Thereafter, on August 12, 1997, the Company announced that it had engaged SBC Warburg Dillon Read to explore strategic alternatives including a possible business combination involving the Company.

     In the following weeks SBC Warburg Dillon Read and the Company compiled a list of prospective strategic and financial buyers to be contacted directly regarding their potential interest in a possible transaction with the Company. SBC Warburg Dillon Read also assisted the Company in preparing a confidential memorandum describing the Company for use in discussions with potential buyers (the "Confidential Memorandum"). As the Company was engaged in continued negotiations concerning the sale of its Precast Division and was still seeking to sell its Wyoming operations, the description of the Company in the Confidential Memorandum did not include information regarding either its Precast Division or Wyoming operations.

     As part of its ongoing efforts to maximize stockholder value, in August 1997 the Company entered into negotiations to acquire all of the outstanding capital stock of Treasure Valley Concrete, which produces and sells aggregates products and ready-mix concrete in Idaho. These negotiations continued through the remainder of 1997.

     In the latter part of September 1997, the Company and SBC Warburg Dillon Read began contacting the potential buyers of the Company previously identified. Initial contacts made with 53 potential buyers consisted of a brief discussion of the Company's possible interest in engaging in a business combination and an inquiry as to whether the potential buyer would be interested in receiving further information. SBC Warburg Dillon Read negotiated confidentiality agreements with each potential buyer that expressed interest in pursuing a possible transaction and, upon execution of the confidentiality agreements, sent such potential buyers the Confidential

Memorandum. In total, 38 Confidential Memoranda were distributed to potential strategic and financial buyers. SBC Warburg Dillon Read requested that the potential buyers submit written preliminary indications of interest in purchasing the Company by October 17, 1997.

     On September 25, 1997, the Company announced that it had agreed in principle to sell its Precast Division to the Potential Precast Buyer, subject to, among other things, the negotiation and execution of a definitive agreement by the parties. The parties continued, throughout the remainder of 1997, to review and discuss various significant issues regarding the possible transaction and attempted to negotiate a definitive agreement.

     On October 22, 1997, the Board of Directors met to discuss the status of SBC Warburg Dillon Read's efforts and activities regarding a possible business combination involving the Company. At the meeting, counsel to the Company briefed the members of the Board regarding their fiduciary obligations associated with evaluating and considering the transactions contemplated by a possible business combination involving the Company. SBC Warburg Dillon Read reviewed its efforts and activities in connection with the auction of the Company and also suggested that the date by which preliminary indications of interest were to be submitted by potential buyers should be extended to October 31, 1997. The Board authorized the extension of that date to October 31, 1997.

     By October 31, 1997, six potential buyers submitted preliminary indications of interest to SBC Warburg Dillon Read. The six potential buyers were each invited to engage in an "in-depth" review of the Company. Between November 11, 1997 and November 25, 1997, each of the potential buyers received presentations by Company management, was allowed to tour the Company's facilities in Utah and Idaho and had access to the Company's data room located at its corporate offices in Salt Lake City, Utah. Additionally, the Company delivered to the potential buyers the Company's proposed form of merger agreement and instructed them to submit comments thereon with their final offers to purchase the Company. The Company's proposed merger agreement structured the potential transaction as an initial cash tender offer by the prospective buyer to be followed by a merger.

     Potential buyers were directed to submit final offers to SBC Warburg Dillon Read in early December. On December 5, 1997, the Company received correspondence from a potential buyer; however, the Board of Directors did not consider this correspondence to be a final offer but rather a further preliminary indication of interest. On December 9, 1997, USAI provided to SBC Warburg Dillon Read its formal written proposal (the "USAI Proposal") to enter into a merger transaction with the Company pursuant to which USAI would acquire all of the outstanding capital stock, options and warrants of the Company for $58.0 million in the aggregate, subject to the completion of additional due diligence of the Company, the negotiation and execution of a definitive merger agreement with the Company and the receipt of a firm commitment by USAI's lender to provide all of the required debt financing. The USAI Proposal also provided for a cash-out merger transaction rather than the tender offer structure contemplated by the Company. In addition, the USAI Proposal stated that it would expire on December 19, 1997 and that continued negotiations after the Company's acceptance of the proposal would be conditioned upon the Company agreeing to proceed with USAI on an exclusive basis.

     On December 16, 1997, the Board of Directors, together with Company counsel and, by telephone, representatives of SBC Warburg Dillon Read, met to review the two final offers or indications of interest that had been received in connection with the auction process. After being briefed again by counsel to the Company regarding its fiduciary responsibilities with respect to considering and evaluating such offers, the Board of Directors discussed the two offers at length. The Board of Directors was of the view that the offer from the other potential buyer was inadequate in terms of price, specificity and other terms. After extensive discussions, the Board of Directors determined to postpone final discussions and recommendation of any specific offer pending further analysis of the offers and the development of a more definitive agreement with a potential buyer. The Board of Directors also discussed in detail the option of not selling the Company, but rather continuing to operate the Company and reexamining possible business combination opportunities in the future. The Board of Directors instructed the Company's senior management and representatives and advisors to pursue further negotiations with the remaining potential buyers and requested senior management to develop additional analyses concerning the alternative possibility of continuing to operate the Company and not pursuing a sale of the Company.

     During the last two weeks of December 1997 and the first week of January 1998, members of the Executive Committee and senior management of the Company, together with the Company's representatives and advisors, continued to discuss the possible business combinations with potential buyers. During this period, senior management and representatives of USAI visited the Company's facilities and continued discussions with the Company and its representatives concerning the possible terms on which a business combination of the Company and USAI could be consummated. During these visits and discussions, USAI expressed its desire to conduct additional in-depth due diligence of the Company and requested that any definitive agreement between the parties contain a closing condition that would require USAI to be satisfied with the results of its additional due diligence investigation. USAI believed that entering into a definitive agreement containing such a closing condition would allow USAI to terminate the definitive agreement if at anytime it was unsatisfied with its due diligence of the Company. The Board of Directors and senior management of the Company, however, believed that any definitive agreement containing such a closing condition would reduce the certainty of actually closing the transaction and that terminating the auction process by entering into such an agreement would not be in the best interests of the stockholders of the Company.

     On January 6, 1998, the Company completed its negotiations with Treasure Valley Concrete, reaching a definitive agreement to acquire all of Treasure Valley Concrete's outstanding capital stock. After the close of the transaction, Treasure Valley Concrete became a wholly owned subsidiary of the Company.

     During the same week, the Company's Executive Committee, senior management and representatives and advisors held meetings and telephone conferences with USAI and its representatives discussing a number of significant issues that had been identified during preliminary discussions concerning the draft merger agreement. In these discussions, the Company again proposed that the transaction be structured as a two-step tender offer/merger rather than a cash-out merger; however, USAI again stated that it would not consider pursuing a transaction with such a structure. USAI further stated that it would need to conduct additional due diligence prior to entering into a definitive agreement and that, in light of the on-going auction process being conducted by SBC Warburg Dillon Read, USAI would not proceed with its additional due diligence and incur the associated costs and expenses of that due diligence unless USAI was given an exclusive period of time to conduct such due diligence. As a result of the discussions and negotiations between the Company and USAI, the parties agreed that USAI would proceed with conducting additional due diligence of the Company, that until January 26, 1998 the Company would not solicit or enter into an agreement with any party other than USAI regarding a merger, acquisition or similar transaction and that if the Company solicited or entered into any agreement with any such other party prior to January 26, 1998, the Company would pay for USAI's costs and expenses incurred in investigating and analyzing the Company. On January 9, 1998, the Company sent a letter to USAI confirming the understanding of the parties, which letter was acknowledged by USAI.

     In connection with its further review and analysis of the Company, USAI informed the Company that any possible transaction between the parties would need to include all of the land located at the Company's Salt Lake City Beck Street facilities, a portion of which was subject to ongoing discussions regarding the potential sale of the Company's Precast Division. As the Company's Board of Directors believed that the possible sale of the Company to USAI would maximize stockholder value more than the strategic disposition of the Company's Precast Division, the Company informed the Potential Precast Buyer that negotiations and discussions regarding such a transaction would need to be temporarily suspended pending the resolution of the merger discussions with USAI.

     Throughout the remainder of January until January 26, 1998, USAI and its representatives conducted extensive due diligence of the business and operations of the Company. During the same period, the parties and their respective representatives also held various meetings and telephone conferences to negotiate the terms of the draft merger agreement and to resolve open issues arising from USAI's further due diligence investigations.


     On January 27 and 28, 1998, senior management of the Company and USAI and their respective representatives and advisors had several discussions to finalize the terms of the proposed merger, including the final purchase price, taking into account the results of the additional due diligence performed by USAI and its representatives. On January 28, 1998, the parties agreed, subject to approval by the Board of Directors of the Company, that the final purchase price to be paid by USAI would be $57.6 million based upon the results of

USAI's comprehensive due diligence investigation of the business and operations of the Company and the results of all of the matters discussed and negotiated by the parties.

     On January 28, 1998, a special meeting of the Company's Board of Directors was held to consider the provisions of the proposed merger agreement and the transactions contemplated thereby. Members of senior management of the Company and representatives of SBC Warburg Dillon Read and counsel to the Company also attended the special meeting. At the special meeting, SBC Warburg Dillon Read updated the Board of Directors as to the efforts and negotiations which had been undertaken by the Company and its representatives since the prior Board of Directors meeting on December 16, 1997. Counsel to the Company then briefly reiterated the duties of the Board of Directors in evaluating the possible sale of the Company. Senior management of the Company and representatives of SBC Warburg Dillon Read and counsel to the Company then explained in detail the principal terms of the offer by USAI, the final issues and concerns of USAI raised as a result of its further due diligence investigation and the proposed final purchase price reduction from $58 million to $57.6 million as a result of USAI's comprehensive additional due diligence. Members of the Board of Directors asked numerous questions regarding the terms and structure of the proposed merger agreement, the validity of the due diligence issues and concerns raised by USAI and the fairness of the proposed final purchase price. Following this discussion, the Board of Directors considered the alternatives available to the Company for increasing stockholder value, including the prospects of the Company if it were to remain an independent public company.

     Counsel to the Company then reviewed the material terms of the proposed merger agreement and responded to questions of the members of the Board of Directors. SBC Warburg Dillon Read then reviewed in detail the auction process by which it had sought and contacted potential buyers for the Company and the results of that auction process. SBC Warburg Dillon Read then delivered its oral opinion, to be confirmed by its written opinion to be delivered the next day, to the effect that, subject to certain assumptions and limitations, the merger consideration to be received by the stockholders of the Company pursuant to the proposed merger agreement was fair, from a financial point of view, to such stockholders. Members of senior management also made a presentation to the Board of Directors setting forth their views as to the fairness of the proposed transaction with USAI, including their belief that, based upon those factors discussed under "--Recommendation of the Board of Directors of the Company; Reasons for the Merger," the proposal by USAI represented the best means of maximizing stockholder value for the foreseeable future in comparison to the other indications of interest received by the Company or the alternative of continuing to operate the Company as presently conducted. After further deliberations and discussions, resolutions were unanimously adopted by the Board of Directors, subject to the receipt of SBC Warburg Dillon Read's written opinion on the next day, including among other items, determining that the merger agreement (the "Original Merger Agreement") and the transactions contemplated thereby are fair to and in the best interests of the stockholders of the Company, authorizing the execution and delivery of the Original Merger Agreement and the performance by the Company of its obligations thereunder and the execution and delivery of all other ancillary agreements thereto and recommending that the stockholders of the Company approve the Original Merger Agreement and the consummation of the transactions contemplated thereby. The Board of Directors then adjourned its meeting.


     On the morning of January 29, 1998, a special meeting of the Company's Board of Directors was convened by teleconference, which was also attended by senior management of the Company and representatives of SBC Warburg Dillon Read and counsel to the Company. At the special meeting, SBC Warburg Dillon Read delivered its written opinion to the effect that, subject to certain assumptions and limitations, as of January 29, 1998, the merger consideration to be received by the stockholders of the Company pursuant to the Original Merger Agreement was fair, from a financial point of view, to such stockholders. The Board of Directors then reviewed the discussions from the special meeting held on the previous day. Thereafter, the Board of Directors confirmed its approval of the Original Merger Agreement and the transactions contemplated thereby and confirmed the adoption of the resolutions approved at the special meeting on January 28, 1998.

     The Original Merger Agreement was executed by the parties as of January 29, 1998 and public announcement of the signing was made after the close of the financial markets on that date.

     Subsequent to the execution of the Original Merger Agreement, USAI informed the Company that USAI is considering the possible sale of certain of the Company's operations following consummation of the Merger.

USAI indicated that it desired to contact prospective strategic purchasers regarding their potential interest in such possible transactions and to pursue negotiations with those potential purchasers indicating interest. As a result of this information, the parties agreed that it would be appropriate to review and discuss certain terms of the Original Merger Agreement and determine whether any changes to such terms would be appropriate in light of USAI's possible plans regarding certain of the Company's operations following consummation of the Merger. As a result of these discussions, the parties agreed to amend certain provisions of the Original Merger Agreement to limit the ability of USAI to not effect the Merger in the event of certain material adverse changes in or effects on the business or operations of the Company, and to permit the Company to take certain actions in connection with USAI's possible discussions with potential purchasers of certain of the Company's operations. On March 4, 1998, the Board of Directors approved the Merger Agreement and the Merger Agreement was executed by the parties as of such date. In connection with the execution of the Merger Agreement, BCCP I reaffirmed the applicability of the Voting Agreement to the Merger Agreement, as amended and restated.


     Discussions with the Potential Precast Buyer regarding the sale of the Precast Division assets have ended. The Company does not know at this time whether discussions with the Potential Precast Buyer will resume. The Company still intends to seek opportunities to sell the Company's Wyoming operations. On April 1, 1998, the Potential Precast Buyer filed a complaint against the Company in the United States District Court for the District of Colorado (Civil Action No. 98-729) alleging breach of contract, breach of covenant of good faith and fair dealing, promissory estoppel and unjust enrichment arising out of a letter of intent between the Potential Precast Buyer and the Company relating to sale of certain assets of the Company's Precast Division. The Potential Precast Buyer is seeking to recover certain fees and expenses incurred in connection with discussions with the Company and other unspecified damages.


Recommendation of the Board of Directors of the Company; Reasons for the Merger


     The Board of Directors of the Company has determined that the terms of the Merger are fair to and in the best interests of the Company's stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors recommends that the stockholders of the Company approve the Merger Agreement and the transactions contemplated thereby. Ronald
D. Davis, the President and Chief Executive Officer and a director of the Company, has interests in the Merger that are in addition to the interests of the stockholders of the Company generally. See "--Interests of Certain Persons in the Merger." In arriving at its decision, the Board of Directors consulted with the Company's legal and financial advisors and gave careful consideration to a number of factors, including among others, the following:


          (1) The Company's Business, Condition and Prospects. In evaluating the terms of the Merger, the Board of Directors of the Company considered, among other things, information with respect to the financial condition, results of operations and businesses of the Company, on both a historical and a prospective basis, and current industry, economic and market conditions. The members of the Board of Directors were generally familiar with and knowledgeable about the Company's affairs, including the present and possible future economic and competitive environments in which the Company operates, and further reviewed these matters in the course of their deliberations. In addition, the Board of Directors of the Company reviewed presentations from, and discussed the terms and conditions of the Merger Agreement and the Merger with, the executive officers of the Company, representatives of its financial advisor and representatives of its legal counsel. The Board of Directors also considered the risks facing the Company, including the recent consolidation trend within the industry leading to larger, financially stronger competitors, the Company's capacity to efficiently and profitably manage its future growth and the capital requirements that would be required to achieve future growth.


          (2) Opinion of SBC Warburg Dillon Read. The Board of Directors of the Company considered as favorable to its determination the opinion of SBC Warburg Dillon Read delivered to the Board of Directors on January 29, 1998 that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the consideration to be received by the stockholders of the Company under the Merger Agreement was fair to such stockholders from a financial point of view. The Board of Directors also considered the oral and written presentations made to it by SBC Warburg Dillon Read. The Board of Directors noted that, with respect to the analyses performed by SBC Warburg Dillon

     Read as summarized in "--Opinion of Monroc's Financial Advisor," the merger consideration to be received by stockholders of the Company and the calculated multiples and values for Monroc were within the corresponding multiple and valuation ranges utilized by SBC Warburg Dillon Read, except that the equity market value of Monroc as a multiple of 1998 net income (based on projections provided by Monroc's management) calculated to be 8.3x 1998 estimated net income was below the range of implied equity market values for certain comparable companies of 9.4x to 25.1x. See "--Opinion of Monroc's Financial Advisor--Analysis of Selected Publicly Traded Comparable Companies." While the Board of Directors noted that certain of the individual analyses contained in the SBC Warburg Dillon Read presentation were, in its judgment, more supportive of its decision to approve the
     Merger than others, and that the implied equity market value analysis contained in the SBC Warburg Dillon Read presentation and opinion appeared to be less supportive of its decision, the Board of Directors did not assign any relative weights to the individual analyses but rather considered the totality of the presentation and opinion in determining whether the Merger was fair from a financial point of view. A copy of SBC Warburg Dillon Read's opinion to the Board of Directors is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.


          (3) Alternative Transactions. As set forth in "--Background of the Merger," the Company engaged SBC Warburg Dillon Read to explore various strategic alternatives of capital structuring of the Company, including but not limited to a sale of all or part of the Company, strategic alliances or a merger with a suitable partner. At the request of the Board of Directors, SBC Warburg Dillon Read conducted an auction of the Company by contacting potential strategic and financial purchasers of the Company. The Board of Directors considered as favorable to its determination and recommendation that the broad-based search conducted by SBC Warburg Dillon Read did not yield any proposals more attractive to the Company's stockholders from a financial point of view than the proposal received from USAI.

          (4) Historical and Recent Market Prices; Trading History of the Common Stock. The Board of Directors of the Company reviewed the historical market prices and recent trading activity of the Common Stock. The Board of Directors considered as favorable to its fairness determination that the $10.771 per share price to be paid in the Merger represents a premium of approximately 8% over the $10 price at which the Common Stock closed on January 29, 1998, the last trading day before public announcement of the proposed Merger. The Board of Directors believes, however, that because of the public announcement of the Company's engagement of SBC Warburg Dillon Read to explore strategic alternatives of the Company, including a possible sale of the Company, and the recent acquisition and consolidation activity within the industry, the recent market prices of the Common Stock already reflect a premium for the sale of the Company. Accordingly, the Board of Directors also considered favorable the fact that the Merger Consideration represents a premium of approximately 19% over the $9.06 average closing price of the Common Stock for the year prior to the public announcement of the Merger and a premium of approximately 76% over the $6.11 average closing price of the Common Stock for the last three years. The Board also considered that the Merger would afford the stockholders of the Company an opportunity to liquidate their investment in the Company at fair value without the possible diminution in value resulting from the limited trading market in the Common Stock and without the payment of potentially disproportionate brokerage fees.

          (5) No Financing Condition; Strong Acquiror. The Board of Directors regarded as favorable to its determination that the Merger Agreement does not contain a financing condition, that USAI is a financially strong enterprise, that USAI has already obtained financing commitments from Bank of America National Trust and Savings Association and The Prudential Insurance Company of America and that, accordingly, the Merger has a low risk of noncompletion due to any financial inability of USAI.

          (6) Merger Agreement. The Board of Directors of the Company considered favorable to its determination and recommendation the terms and conditions of the Merger Agreement, including the amount and form of consideration, the nature of the parties' representations, warranties, covenants and agreements, and the conditions to the obligations of the parties to effect the Merger. The Board of Directors also considered that the terms and conditions of the Merger Agreement are the result of arms' length negotiations between the Company and USAI and their respective representatives.

          (7) Stockholder Approval Requirement; Appraisal Rights. The Board of Directors of the Company considered the condition to the consummation of the Merger requiring approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon as supporting its view that the Merger is fair procedurally to the stockholders of the Company. In addition, the Board of Directors considered the availability of appraisal rights law to those stockholders who vote against approval of the Merger Agreement and perfect such appraisal rights under the applicable provisions of the DGCL.

          (8) Support of Significant Stockholder. The Board of Directors of the Company considered as favorable to its determination and recommendation the willingness of BCCP I, a stockholder owning approximately 36.6% of the outstanding shares of Common Stock, to enter into the Voting Agreement and agree to vote in favor of the approval and adoption of the Merger Agreement.

          (9) Fiduciary Out; Reasonable Break-up Fees. The Board of Directors of the Company considered as favorable to its fairness determination and recommendation that the Merger Agreement permits the Board of Directors to consider, in compliance with its fiduciary duties, other merger, acquisition or similar transaction proposals made prior to consummation of the Merger and that the Merger Agreement is terminable by the Company if such a proposal is approved. The Board of Directors also believes that the Merger Agreement provides for reasonable break-up fees or payment of USAI expenses upon termination of the Merger Agreement in certain circumstances and that such provisions would not have the effect of unreasonably discouraging competing bids.

          (10) No Participation in Future Growth. The Board of Directors of the Company viewed as a negative factor that, as a result of the Merger, the stockholders of the Company would no longer be able to participate in the future growth and earnings of the Company.

          (11) Taxable Transaction. The Board of Directors of the Company viewed as a negative factor to its fairness determination and recommendation that, like all cash mergers, the Merger would be a taxable transaction. However, the Board of Directors did not believe that the Company would be able to effect a tax-free transaction offering comparable value to the Company's stockholders.


     The foregoing description of factors includes all material factors considered and discussed in detail by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not consider it practical to, nor did it attempt to, quantify or attach any particular weight to any of the factors reviewed in reaching its conclusion to recommend the Merger to the stockholders of the Company as being in their best interests.


Opinion of Monroc's Financial Advisor

     On January 29, 1998, SBC Warburg Dillon Read delivered its written opinion to the effect that, and based upon and subject to the assumptions, limitations and qualifications contained therein, as of January 29, 1998, the merger consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. SBC Warburg Dillon Read was retained by the Board of Directors to express an opinion as to the fairness, from a financial point of view, to the holders of Common Stock of the merger consideration to be received by such holders.

     THE FULL TEXT OF THE OPINION OF SBC WARBURG DILLON READ WHICH SETS FORTH, AMONG OTHER THINGS, A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY SBC WARBURG DILLON READ, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE SBC WARBURG DILLON READ OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF THE COMPANY'S COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. SBC Warburg Dillon Read did not address the Company's business decision to proceed with the Merger and did not make any recommendation to the Board of Directors or the stockholders of the Company with respect to any approval of the Merger. The summary set forth in this Proxy Statement of the opinion of SBC Warburg Dillon Read is qualified in its entirety by reference to the full text of the opinion attached hereto as Appendix B.


     In arriving at its opinion, SBC Warburg Dillon Read among other things: (i) reviewed the Merger Agreement dated January 29, 1998; (ii) reviewed certain publicly available business and financial information relating to the Company;
(iii) reviewed the historical price and trading activity for the shares of Common Stock; (iv) reviewed certain internal financial information and other data provided to SBC Warburg Dillon Read by the Company relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, on a pro forma basis, for the acquisition of Treasure Valley Concrete on January 6, 1998 (the "Projections"); (v) conducted discussions with members of the senior management of the Company; (vi) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we considered relevant; (vii) reviewed publicly available financial and securities market data pertaining to certain publicly held companies in lines of business which SBC Warburg Dillon Read believed to be generally comparable to those the Company; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information as SBC Warburg Dillon Read deemed necessary or appropriate, but none of which was individually material. Although SBC Warburg Dillon Read evaluated the merger consideration to be received by the stockholders of the Company from a financial point of view, SBC Warburg Dillon Read was not asked to and did not recommend the specific consideration payable in the Merger. The merger consideration to be received by stockholders of the Company was determined in arms' length negotiations between the Company and USAI. No limitations were imposed by the Company with respect to the investigations made or the procedures followed by SBC Warburg Dillon Read in rendering its opinion. SBC Warburg Dillon Read's opinion was necessarily based on economic, monetary and other conditions as in effect on and the information made available to it as of the date thereof.


     In conducting its review and arriving at its opinion, as contemplated under the terms of its engagement with the Company, SBC Warburg Dillon Read relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it or publicly available, and did not assume any responsibility in any respect for the accuracy, completeness or reasonableness of, or any obligation to verify, the same or to conduct any appraisal of assets. In addition, with the Company's consent, SBC Warburg Dillon Read did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Monroc or U.S. Aggregates, Inc., nor was it furnished with any such evaluation or appraisal. Without limiting the generality of the foregoing, SBC Warburg Dillon Read, with the Company's consent, relied upon the management of the Company as to the reasonableness and achievability of the Projections (and the assumptions and bases therefore) provided to SBC Warburg Dillon Read, and SBC Warburg Dillon Read assumed that such Projections reflected the best currently available estimates and judgments of the management of the Company and that such Projections would be realized in the amount and in the time periods estimated by the management of the Company.

     In arriving at its opinion, SBC Warburg Dillon Read performed a variety of financial analyses which are summarized below. SBC Warburg Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying SBC Warburg Dillon Read's opinion. SBC Warburg Dillon Read arrived at its opinion based on the results of all the analyses it undertook assessed as a whole, and it did not draw conclusions from or with regard to any one method of analysis. None of the analyses performed by SBC Warburg Dillon Read were assigned a greater significance by SBC Warburg Dillon Read than any other. With respect to the comparable company analysis and comparable transaction analysis summarized below, no public company utilized as a comparison is identical to the Company, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could effect the acquisition or public trading values of the companies concerned. The
Projections furnished by management of the Company contained in or underlying SBC Warburg Dillon Read's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such Projections. The Projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold.

     In connection with rendering its opinion, SBC Warburg Dillon Read employed a variety of valuation methods. The material methods are summarized below.

     Summary Analysis of Offer. SBC Warburg Dillon Read noted that the U.S. Aggregates, Inc. offer was $10.771 per share of Common Stock, and that USAI proposed to acquire all outstanding shares for cash, indicating a total offer for equity (equity value) of $57.6 million. Pursuant to the Merger Agreement, and based upon the Company's estimated December 31, 1997 balance sheet, pro forma for its acquisition of Treasure Valley Concrete, USAI also will assume approximately $17.7 million of the Company indebtedness which, after giving effect to approximately $800,000 of cash to be acquired in the Merger, indicated an offer for net assets (unlevered value) of $75.3 million.

     Summary of Pro Forma Financial Analysis. SBC Warburg Dillon Read summarized various analyses by noting that the purchase price of $10.771 per share indicated: a multiple of net asset value to revenue of 1.0x for the pro forma 12 months ended September 30, 1997, pro forma for the acquisition of Treasury Valley Concrete and 1.1x for the pro forma 12 months ending December 31, 1997, pro forma for the acquisition of Treasury Valley Concrete and as estimated by Company management; a multiple of unlevered value to earnings before interest, taxes, depreciation and amortization ("EBITDA") of 14.2x for the pro forma 12 months ended September 30, 1997 and 13.0x for the pro forma 12 months ending December 31, 1997, as estimated by Company management; a multiple of unlevered value to earnings before interest and taxes ("EBIT") of 26.0x for the pro forma 12 months ended September 30, 1997 and 23.5x for the pro forma 12 months ending December 31, 1997, as estimated by Company management; a multiple of equity value to earnings per share of 33.1x for the pro forma 12 months ended September 30, 1997 and 35.7x for the pro forma 12 months ending December 31, 1997, as estimated by Company management; and a multiple of equity value to book value of 2.8x at the pro forma December 31, 1997, as estimated by Company management. Finally, SBC Warburg Dillon Read noted that the purchase price of $10.771 per share represented an acquisition premium of 10.5% over the Company's unaffected stock price of $9.75 on January 22, 1998.


     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, SBC Warburg Dillon Read reviewed the stock prices and market multiples of common stocks of the following companies in the cement and aggregates industries: Centex Construction Products, Inc.; Giant Cement Holding, Inc.; Lafarge Corporation; Lone Star Industries, Inc.; Medusa Corporation; Southdown, Inc.; Texas Industries, Inc.; CalMat Co.; Florida Rock Industries, Inc.; Martin Marietta Materials, Inc.; and Vulcan Materials Company. SBC Warburg Dillon Read believes these companies are engaged in lines of business that are generally comparable to those of Monroc. SBC Warburg Dillon Read determined the equity value and derived the unlevered value for each of these comparable companies. SBC Warburg Dillon Read calculated a range of each unlevered values as a multiple of the last 12 months ended September 30, 1997 of revenues, EBITDA, EBIT, and to latest net assets. Unlevered value as a multiple of the last 12 months revenues averaged 1.8x and ranged from 0.9x to 2.4x for these comparable companies. Unlevered value as a multiple of the last 12 months EBITDA averaged 7.0x and ranged from 4.6x to 11.2x. Unlevered value as a multiple of the last 12 months EBIT averaged 10.2x and ranged from 7.1x to 24.0x. Unlevered value as a multiple of the latest net assets averaged 2.4x and ranged from 1.5x to 3.4x. SBC Warburg Dillon Read noted the implied unlevered value for Monroc in the Merger based upon the cash purchase price of $10.771 per share and pro forma for the Treasury Valley Concrete acquisition at September 30, 1997 represents 1.0x revenues, 14.2x EBITDA, 26.0x EBIT and 2.0x net assets, within or above the range for these comparable companies for revenues, EBITDA, EBIT and net assets. SBC Warburg Dillon Read also determined the equity market value of the comparable companies as multiple of 1998 net income as estimated by Institutional Broker Estimate System ("I/B/E/S") and as a multiple of book value of equity. For 1998 estimated net income, the multiples averaged 13.1x and ranged from 9.4x to 25.1x. SBC Warburg Dillon Read noted that the implied equity value for Monroc in the Merger represents 8.3x 1998 estimated net income, based on projections provided by Monroc's management, below the range for comparable companies. For book value of equity, the multiple averaged 2.1x and ranged from 1.5x to 3.8x. SBC Warburg Dillon Read noted the implied equity value for Monroc in the Merger represented 2.8x book value, within the range for the comparable companies.

     Summary of Selected Acquisition Transactions. Using publicly available information, SBC Warburg Dillon Read reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving cement and aggregates companies which SBC Warburg Dillon Read believed were in the same or similar industries as the Company and were, therefore, comparable to, and useful in evaluating, the Merger. SBC Warburg Dillon Read reviewed the acquisition of Fiberite, Inc. by Hexcel Corporation; the acquisition of Blue Circle America,
Inc. by St. Mary's Cement Corporation; the acquisition of American Aggregates Corporation by Martin Marietta Materials, Inc.; the acquisition of John Iafolla Company by CRH plc; the acquisition of Wilton Assets, Inc. by Titan Resources, Inc.; the acquisition of E.L. Gardner, Inc. by Bardon Group plc; the acquisition of Colony Materials, Inc. by Western Mobile, Inc.; the acquisition of Tilcon, Inc. by CRH plc; the acquisition of Mid-State Construction & Materials, Inc. by Langenfelder Group; the acquisition of Boral Resources, Inc. by Cornerstone Construction Materials, Inc.; the acquisition of Dravo Basic Materials Company, Inc. by Martin Marietta Materials, Inc.; the acquisition of Balf Company/Savin Brothers/Capital Pipe by CRH plc; the acquisition of Kost Brothers, Inc. by English China Clays plc; the acquisition of J.L. Shiely, Inc. by English China Clays plc; the acquisition of Riffe Petroleum Company by Elf Aquitaine Asphalt, Inc.; and the acquisition of American Aggregates Corporation by ARC America Corporation.

     Multiples of unlevered value of the transactions (consideration offered for the equity plus book value of debt less cash and cash equivalents) to the revenues of the acquired businesses for the 12 months preceding the acquisition announcement averaged 1.3x and ranged from 0.5x to 2.4x. The multiples of EBITDA for the 12 months preceding the acquisition announcement averaged 8.1x and ranged from 7.9x to 8.2x. The multiples of EBIT for the 12 months preceding the acquisition announcement averaged 8.9x and ranged from 6.7x to 12.8x. The multiple of latest net assets averaged 1.6x and ranged from 1.0x to 2.3x. SBC Warburg Dillon Read noted that the implied unlevered value for Monroc in the Merger represented 1.0x revenues, 14.2x EBITDA, 26.0x EBIT, and 2.0x net assets, all within or above the range for the transactions considered.


     No company, transaction or business used in the analysis described under "--Analysis of Selected Publicly Traded Comparable Companies" or "-- Summary of Selected Acquisition Transactions" is identical to Monroc, U.S. Aggregates, Inc. or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors than could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisitions or company data.

     Discounted Cash Flow Analysis. SBC Warburg Dillon Read performed a discounted cash flow analysis using a set of underlying operating projections which were based upon forecasts provided by management of Monroc. Utilizing management's projections, SBC Warburg Dillon Read calculated the theoretical unlevered discounted present value for Monroc by adding together the present value of (i) the projected stream of unlevered free cash flow through the year 2002 for Monroc and (ii) the projected terminal value of Monroc at the end of the year 2002. For purposes of this analysis, SBC Warburg Dillon Read utilized discount rates ranging from 12% to 14% and terminal value multiple ranging from 5.0x to 6.0x to apply to projected EBITDA for 2002. This analysis indicated a range of values from $8.80 to $11.28 per share, compared to the Merger price of $10.771 per share. SBC Warburg Dillon Read also performed an analysis where the Monroc's terminal value was calculated based on a perpetuity growth rate ranging from 2.5% to 4.5%, and utilizing the same discount rates of 12% to 14%. This analysis indicated a range of values from $7.28 to $11.62 per share, compared to the Merger price of $10.771 per share.

     SBC Warburg Dillon Read is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Monroc Board selected SBC Warburg Dillon Read on the basis of its experience and independence. In the ordinary course of business, SBC Warburg Dillon Read may trade the equity securities of Monroc for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to an engagement letter dated May 14, 1997 between Monroc and SBC Warburg Dillon Read, Monroc has agreed to pay SBC Warburg Dillon Read contingent upon consummation of the Merger the sum of (i) $500,000 and (ii) 1.25% of the aggregate amount of consideration paid (total offer for net assets at closing) less $15.0 million, net of a $100,000 fee previously paid to SBC Warburg Dillon Read with respect to financial advisory services. Assuming the aggregate consideration to be paid by the Company upon closing of the Merger is approximately $75.3 million (the estimated total offer for net assets as of the date of SBC Warburg Dillon Read's written opinion), the total amount to be paid to SBC Warburg Dillon Read would be approximately $1.2 million. Monroc has also agreed to reimburse SBC Warburg Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify SBC Warburg Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

Certain Financial Projections

     In arriving at its opinion, SBC Warburg Dillon Read reviewed, among other items, certain financial projections prepared by management of the Company relating to certain income statement data for the years ending December 31, 1997 through December 31, 2002. See "--Opinion of Monroc's Financial Advisor." The Company, as a mater of course, does not regularly prepare projected financial information as to future revenues or earnings information that is publicly disclosed. Accordingly, the projections were not prepared with a view toward compliance with any published guidelines regarding forward-looking information, Commission rules and regulations and general accepted accounting principles. Neither the Company nor SBC Warburg Dillon Read assumes any responsibility for the accuracy of these projections and, with the Company's consent, SBC Warbrug Dillon Read did not independently evaluate the projections or verify the accuracy of the assumptions thereof or determine the lesser or greater likelihood of achieving the results therein.

     The following is a summary of the projections, which have been prepared to give effect to the estimated effects of the Company's acquisition of Treasure Valley Concrete. See "The Company--Recent Developments." Underlying the financial projections are a variety of assumptions, all of which are difficult to predict and many of which are beyond the control of the Company and may not have been, or may no longer be, accurate. In addition, the projections have not been revised to reflect, among other things, actual financial results of the Company to date, revised prospects for the Company's business or changes in economic or business conditions in the Company's industries and markets or the United States economy generally. The projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable, and the Company should not be regarded as having made a representation that such projected results will be achieved. Because of the inherent uncertainties in making such projections, there can be no assurance that the Company's actual future operating performance will not be significantly higher or lower than projected. See also "Forward- Looking Statements" for a description of other factors that may adversely affect the future financial performance of the Company.


                                                      Projections for Fiscal Year Ending December 31,(1)(2)
                                    1997E            1998E           1999E            2000E           2001E           2002E
                                 -----------      -----------     -----------      -----------     -----------     ------------
                                                                         (in thousands)
                                 -----------      -----------     -----------      -----------     -----------     ------------

Total sales.....................     $67,985          $86,838         $93,400          $92,529         $99,324         $103,416
EBITDA .........................       5,818           13,927          15,779           15,514          17,865           18,474
EBIT ...........................       3,203           10,917          12,224           11,474          13,515           13,849
Net income .....................       2,208           10,751          10,940            8,228          11,071           13,194
--------------

(1)  Projections are pro forma for the Company's  acquisition of Treasure Valley
     Concrete.

(2)  Does not include contributions to ESOP.



Certain Effects of the Merger

     Upon consummation of the Merger, the stockholders of the Company will cease to have any ownership interest in the Company or other rights as stockholders of the Company. Instead, each such stockholder (other than stockholders who properly perfect appraisal rights in accordance with Section 262 of the DGCL) will receive, upon surrender of the certificate or certificates representing shares of Common Stock, the Merger Consideration in exchange for each share of Common Stock owned immediately prior to the Effective Time. Following the Merger, USAI will be the beneficiary of any future earnings and growth of the Surviving Corporation, and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Surviving Corporation in the future.

     As a result of the Merger, the Company will be privately held and there will be no market for its Common Stock. Upon consummation of the Merger, the Common Stock will cease to be listed on the Nasdaq Stock Market's National Market and registration of the Common Stock under the Exchange Act will be terminated.

Interests of Certain Persons in the Merger

     In considering the recommendations of the Board of Directors of the Company with respect to the Merger, stockholders should be aware that certain members of the Board of Directors and management of the Company have certain interests in the Merger that are in addition to the interests of the stockholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other factors, in approving the Merger.


     Directors and Officers of the Company; Employment Agreements; Bonuses. Pursuant to the Merger Agreement, the officers of the Company initially will continue as the officers of the Surviving Corporation and the directors of Sub will continue as the directors of the Surviving Corporation. No officer or director of the Company has any equity interest in USAI nor will have any equity interest in the Surviving Corporation following consummation of the Merger.


     Ronald D. Davis, President, Chief Executive Officer and a director of the Company, and L. William Rands, Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of the Company, currently have employment agreements with the Company providing for their employment as officers of the Company through June 2, 1999 and July 31, 1998, respectively. These employment agreements will continue to be in full force and effect following consummation of the Merger.

     Under the terms of his employment agreement, Mr. Davis was granted options to acquire 200,000 shares of Common Stock, of which 40,000 have an exercise price of $5.125 per share and vested on July 1, 1996, 40,000 have an exercise price of $5.75 per share and vested on July 1, 1997, 40,000 have an exercise price of $6.60 per share and are scheduled to vest on July 1, 1998, 40,000 have an exercise price of $7.60 per share and are scheduled to vest on July 1, 1999 and 40,000 have an exercise price of $8.75 per share and are scheduled to vest on July 1, 2000. The employment agreement further provides that upon any change of control of the Company, such as a merger, all unvested options shall vest and become immediately exercisable at the exercise price for the most recently vested options. Accordingly, in connection with the Merger, Mr. Davis' unvested options to purchase 120,000 shares will become vested and exercisable at the price of $5.75 per share, the exercise price of the options that vested on July 1, 1997.


     Pursuant to an agreement between the Company and Mr. Davis in March 1998 and pursuant to an agreement dated as of June 23, 1997 between the Company and Mr. Rands, the Company has agreed to pay $50,000 to Mr. Davis and Mr. Rands upon the sale of all or part of the Company as additional compensation for their services provided in connection with such transaction. Accordingly, Mr. Davis and Mr. Rands will each receive such $50,000 payment upon consummation of the Merger.


     Stock Options and Warrants. The Merger Agreement provides that, immediately prior to the Effective Time, each outstanding Option and Warrant, whether or not such Option or Warrant is then exercisable, shall be canceled in consideration for the right to receive in cash an amount equal to the number of shares subject to such option or warrant multiplied by the difference between $10.771 and the exercise price per share of such option or warrant, less any applicable tax withholdings.

     BCCP I, the principal shareholder of the Company, holds a warrant to purchase 1,500,000 shares of Common Stock at an exercise price of $6.25 per share. Marc T. Scholvinck is a director of the Company and is also a Managing Director and the Chief Financial Officer of Richard C. Blum & Associates, L.P. ("Blum & Associates"), the general partner of Building and Construction Capital Partners, L.P. ("BCCP"), which is the general partner of BCCP I. Robert L.
Miller, also a director of the Company, is a limited partner of BCCP and controls a family trust that is a limited partner of BCCP I.

     The following table sets forth, with respect to those directors and executive officers holding outstanding Options, (i) the number of shares of Common Stock subject to Options that were vested as of February 15, 1998, (ii) the number of shares of Common Stock subject to Options that were unvested as of February 15, 1998 and (iii) the weighted average exercise price per share of the vested and unvested Options.




                                                    Shares of                Shares of
                                                   Common Stock            Common Stock           Weighted Average
                                                    Subject to              Subject to             Exercise Price
Name and Title                                    Vested Options         Unvested Options             Per Share
--------------                                    --------------         ----------------            ----------


Ronald D. Davis............................           80,000                  120,000                   $5.63
President, Chief Executive Officer
  and Director
L. William Rands...........................           29,000                    --                       5.10
Vice President--Finance, Chief
  Financial Officer, Treasurer and
Secretary
James E. Dahl .............................           13,000                    --                       6.54
  Director
William T. Lightcap .......................           5,000                     --                       5.00
  Director
Jules Ross ................................           10,000                    --                       5.00
  Director
Delbert Tanner ............................           13,000                    --                       6.68
  Director



Pursuant to the terms of the Merger Agreement regarding Options, Mr. Davis will receive approximately $602,250 (less any applicable tax withholdings) in consideration for the cancellation of his currently unvested Options to purchase 120,000 shares of Common Stock.


     Employee Stock Ownership Plan. Under the terms of the Monroc, Inc. Employee Stock Ownership Plan, as amended (the "ESOP"), the Merger Consideration (i) with respect to allocated shares of Common Stock under the ESOP will be allocated to the participant accounts from which the allocated shares were taken and (ii) with respect to unallocated shares of Common Stock under the ESOP will first be used to repay the remaining balance of outstanding ESOP loans secured by such shares and the balance will be allocated proportionately to the participants as earnings of the ESOP. The payments under the ESOP to Messrs. Davis and Rands are expected to be approximately $8,600 and $167,000, respectively.

     Indemnification and Insurance. The Merger Agreement provides that, for a period of not less than six years from the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former employee, agent, director or officer of the Company and its subsidiaries from and against any and all claims arising out of or in connection with activities, including without limitation, the transactions contemplated by this Agreement, in such capacity, or on behalf of, or at the request of the Company, its subsidiaries or affiliates, to the fullest extent permitted under Delaware law and, in addition, to the fullest extent provided in their respective charters or bylaws or any contract or other arrangement in effect at the date hereof which obligations shall survive the Merger. For a period of six years after the Effective Time, the Surviving Corporation is obligated to maintain in effect certain policies of directors' and officers' liability insurance that are substantially no less advantageous to the directors and officers than the policies currently covering such individuals. See "The Merger Agreement--Indemnification and Insurance."

Certain Federal Income Tax Consequences

     The following summary discusses the material federal income tax consequences of the Merger to stockholders of the Company. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof, including modifications made by the Taxpayer Relief Act of 1997. All of the foregoing are subject to change, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of Common Stock hold such shares as a "capital asset" within the meaning of Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate stockholders which are collapsible corporations, non-United States persons and stockholders who acquired shares of Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, nor any consequences arising under the laws of any state, locality or foreign jurisdiction.

     The following discussion is limited to the United States federal income tax consequences relevant to a holder of securities that is a citizen or resident of the United States, or any state thereof, or a corporation or other entity created or organized under the laws of the United States, or any political subdivision thereof, or an estate the income of which is subject to United States federal income tax regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     No ruling from the Internal Revenue Service (the "IRS") concerning the federal income tax consequences of the purchase, ownership, and disposition of the securities will be requested. The consequences set forth in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the securities.

     General. The receipt of cash by a Monroc stockholder in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes under the Code and may also be a taxable transaction under applicable state, local, foreign income or other tax laws. Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the Merger and the stockholder's adjusted tax basis in the Common Stock purchased pursuant to the Merger. For federal income tax purposes, such gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder meets one of the holding periods set forth below as of the Effective Time. There are significant limitations on the deductibility of capital losses by individuals or corporations. Capital losses can offset capital gains on a dollar-for-dollar basis and, in the case of an individual stockholder, capital losses in excess of capital gains can be deducted to the extent of $3,000 annually. An individual can carry forward unused capital losses indefinitely. A corporation can utilize capital losses only to offset capital gain income. Generally, a corporation's unused capital losses can be carried back three years and forward five years.

     Long-term capital gains recognized after July 28, 1997, on marketable securities such as the shares of Common Stock will be taxable at a maximum rate of 20% for individuals if the individual's holding period is more than 18 months and 28% if the holding period is more than one year but not more than 18 months, and 35% for corporations. Ordinary income is taxable at a maximum rate of 39.6% for individuals and 35% for corporations.

     The ESOP. The receipt of cash by the ESOP in the Merger will not be a taxable transaction for the ESOP or any of the individual ESOP participants, unless a participant chooses to withdraw any of such cash proceeds allocated to his or her account. The cash received in the Merger for the shares of Common Stock held by the ESOP will be allocated to the participants' accounts from which those shares were taken. Cash proceeds from unallocated ESOP shares will be allocated under the provisions of the ESOP, which requires that such cash proceeds first be used to retire unpaid debt of the ESOP and then be allocated to the participants' accounts as earnings of the ESOP.

     Information Reporting and Backup Withholding. A holder of Common Stock may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which may include payments of dividends and the gross proceeds of a sale of the Common Stock. The payor will be required to deduct and withhold the prescribed amounts unless such holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss to exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Common Stock who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the Common Stock.


     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, COMPANY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


Regulatory Approvals


     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Monroc and USAI filed premerger notification and report forms with the FTC and the Antitrust Division on February 25, 1998. On March 27, 1998, the parties received a request for additional information from the Antitrust Division. After further discussions between the Antitrust Division and the parties, early termination of the remaining waiting period under the HSR Act was granted on April ___, 1998.


     At any time before or after the Effective Time, the Justice Department, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, the parties to the Merger will prevail. The obligations of Monroc, USAI and Sub to consummate the Merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger. Each party has agreed to use its best efforts to have any such injunction or order lifted. See "The Merger Agreement-- Conditions to the Merger" and "--Termination."

     Monroc, USAI and Sub are not aware of any license or regulatory permit which is material to the businesses of Monroc, USAI and Sub and which is likely to be adversely affected by consummation of the Merger or of any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Merger.

Accounting Treatment

     For accounting and financial reporting purposes, the Merger is intended to be accounted for using the purchase method under generally accepted accounting principles.

                              THE MERGER AGREEMENT


     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by, and made subject to, the more complete information contained in the Merger Agreement. Stockholders are urged to read carefully the Merger Agreement in its entirety.


The Merger


     Subject to the terms and conditions of the Merger Agreement, Sub will be merged with and into the Company, whereupon the separate corporate existence of Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"). Following the consummation of the Merger, the internal corporate affairs of the Company will continue to be governed by the DGCL.


     Upon the satisfaction or waiver of all conditions to the Merger, USAI and the Company will cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware. The Merger will become effective upon the filing of the Certificate of Merger or at such later time as designated in the Certificate of Merger (the "Effective Time").

Conversion of Securities; Treatment of Options

     At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by or held in treasury by the Company, shares owned by USAI or any direct or indirect subsidiary of USAI and shares as to which appraisal rights have been perfected, and not withdrawn or otherwise lost, under the DGCL) will be converted into the right to receive $10.771 in cash without interest thereon.

     Immediately prior to the Effective Time, each Option granted under the Monroc, Inc. 1996 Stock Option Plan and the Monroc, Inc. 1994 Stock Option Plan (collectively, the "Stock Option Plans") and each outstanding Warrant of the Company, whether or not such Option or Warrant is then exercisable, shall be canceled, and each holder of a canceled Option or Warrant shall be entitled to receive from the Company, in consideration for cancellation and settlement of such Option or Warrant, a cash payment equal to the product of (i) the aggregate number of shares of Common Stock subject to the Option or Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Option or Warrant. Prior to the Closing, the Company will make any amendments to the Stock Option Plans, the Warrants and any agreements related thereto, and will obtain any consents or releases, necessary to effect the transactions contemplated by the Merger Agreement. Any amounts payable with respect to Options or Warrants shall be subject to any required withholding of taxes and shall be paid without interest.

     All shares of Common Stock converted in the Merger will no longer be outstanding and will automatically, by virtue of the Merger and without any action on the part of any holder thereof, be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive, without interest, the Merger Consideration into which such shares have been converted.

     Each share of Common Stock owned by or held in treasury by the Company and shares owned by USAI or any direct or indirect subsidiary of USAI immediately prior to the Effective Time will be automatically canceled and extinguished at the Effective Time and no payment or consideration will be issued with respect thereto.

Payment for Shares

     At or prior to the Effective Time, USAI will deposit, or cause to be deposited, in trust with the Payment Agent, for the benefit of the holders of shares of Common Stock, immediately available funds in an amount sufficient to make all payments of the aggregate Merger Consideration on a timely basis (the "Exchange Fund"). The Payment Agent will, pursuant to irrevocable instructions, make payments out of the Exchange Fund to holders of record of shares of Common Stock immediately prior to the Effective Time.

     Promptly after the Effective Time, the Payment Agent will mail and/or make available to each person who was, at the Effective Time, a holder of record of shares of Common Stock, a notice and letter of transmittal and instructions for use in effecting the surrender of the Certificates representing shares of Common Stock in exchange for the Merger Consideration. STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED PROXY.

     Upon surrender to the Payment Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate will be paid the Merger Consideration applicable to the Certificate and such Certificate shall be canceled. No interest will be paid or accrued in respect of the Merger Consideration.

     No transfer of shares of Common Stock outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time. Any portion of the Exchange Fund which remains unclaimed by the stockholders of the Company on the date six months after the Effective Time will be repaid to the Surviving Corporation, upon demand, and any stockholder of the Company will thereafter look only to the Surviving Corporation for payment of such stockholder's claim for the Merger Consideration, without any interest thereon.

Directors and Officers of the Company

     The Merger Agreement provides that the directors of Sub at the Effective Time will be the directors of the Surviving Corporation and the officers of the Company at the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected (or appointed in the case of officers) and qualified.

Representations and Warranties

     The Merger Agreement contains various representations and warranties by each of the Company, USAI and Sub, including representations and warranties of the Company relating to, among other things, (i) organization and similar corporate matters, (ii) capital structure, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement, (iv) absence of certain material changes, (v) documents filed by the Company with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities, (vi) the absence of conflicts with governing documents, the violations of certain laws or instruments, and required consents and approvals, (vii) litigation, (viii) compliance with material laws and permits,
(ix) certain employee and labor matters, (x) the absence of defaults under material contracts, (xi) tax matters, (xii) broker's fees with respect to the Merger, (xiii) the accuracy of information supplied by the Company in connection with this Proxy Statement, (xiv) employee benefit plans, (xv) receipt of an opinion of the Company's financial advisor, (xvi) the vote required to approve the Merger, (xvii) intellectual property matters, (xviii) environmental matters,
(xix) title and rights to owned and leased real property, (xx) the recommendation of the board of directors of the Company with respect to the Merger and (xxi) certain indebtedness for borrowed money of the Company.

Conduct of Business; Certain Covenants

     During the period from the date of the Merger Agreement and continuing until the Effective Time, the Company has agreed that it will in all material respects conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, keep available the services of its current officers and key employees and preserve in all material respects the good will of those having advantageous business relationships with it and its subsidiaries. In addition, the Company has agreed that, without the prior written consent of USAI, it will not (i) issue, sell or pledge any additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, (ii) split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities, (iii) declare or pay any dividend or distribution on shares of Common Stock, (iv) subject to the fiduciary duties of the Board of Directors of the Company (after consultation with and advice from outside legal counsel) and except pursuant to agreements or arrangements in effect on the date hereof, purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business, (v) subject to the rights of the stockholders of the Company under applicable law, adopt any amendments to the charter documents of the Company, (vi) increase the compensation of any of its directors, officers or key employees, except in the ordinary course of business and consistent with past practice or pursuant to the terms of agreements or plans currently in effect in amounts material to the Company and its subsidiaries taken as a whole, (vii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any director, officers or key employee in amounts material to the Company and its subsidiaries taken as a whole, (viii) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchaser, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present in amounts material to the Company and its subsidiaries taken as a whole, (ix) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement or (x) except in the ordinary course of business and consistent with past practice (A) incur any material amount of long-term indebtedness for borrowed money or issue any material amount of debt securities or assume, guarantee or endorse the obligations of any other person except for obligations of wholly owned subsidiaries of the Company, (B) make any material loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in amounts not material to the maker of such loan or advance), (C) pledge or otherwise encumber shares of capital stock of the Company or a material portion of the capital stock of any if its subsidiaries or (D) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon.

No Solicitation

     Pursuant to the Merger Agreement, the Company has agreed that it will not, directly or indirectly, solicit, carry on discussions with or enter into any agreement with any corporation, partnership, person or other entity or group (other than USAI or an affiliate or an associate of USAI) concerning any merger, acquisition or similar transaction involving, or the sale of all or substantially all of the assets or equity securities of, the Company or any of its subsidiaries or divisions (other than with respect to certain of the Company's operations) (an "Acquisition Proposal"). Notwithstanding the foregoing, the Company may (i) directly or indirectly, furnish information to or enter into discussions and negotiations with any person, entity or group that makes an unsolicited Acquisition Proposal if the Board of Directors of the Company determines in good faith (after consultation with and advice from outside legal counsel) that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law, and (ii) to the extent applicable, comply with Rule 14e-2 and 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

Proxy Statement; Special Meeting

     Pursuant to the Merger Agreement, the Company has agreed to use its commercially reasonable efforts to file this Proxy Statement with the Commission, respond as promptly as is reasonably practicable to any comments made by the Commission with respect to this Proxy Statement and cause this Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable time following the date of the Merger Agreement. The Company has also agreed to duly call and hold the Special Meeting as soon as practicable to consider and vote upon approval of the Merger Agreement and the transactions contemplated thereby.

Standstill

     Pursuant to the Merger Agreement, USAI has agreed that in the event of the termination of the Merger Agreement, neither USAI nor its subsidiaries, employees, officers or affiliates will, for a period of three years from the date of the Merger Agreement, directly or indirectly (unless USA has received the prior written invitation or approval of a majority of the Board of Directors of the Company) solicit, seek or offer to effect, or make any written or oral statement, proposal or announcement with respect to, certain transactions or events with respect to the Company, including, among other things, a business combination, merger, tender or exchange offer, restructuring, recapitalization, purchase of securities or assets or similar transaction with respect to the Company or any affiliate thereof.

Indemnification and Insurance

     The Merger Agreement provides that the Company will indemnify and hold harmless, and after the Effective Time the Surviving Corporation will indemnify and hold harmless, each present and former employee, agent, director or officer of the Company and its subsidiaries (the "Indemnified Parties") from and against any and all claims arising out of or in connection with activities, including without limitation, the transactions contemplated by the Merger Agreement, in such capacity, or on behalf of, or at the request of the Company, its subsidiaries or affiliates, to the fullest extent permitted under Delaware law (subject to applicable limitations thereunder) and, in addition, to the fullest extend provided in their respective charters or bylaws (subject to applicable limitations thereunder) or any contract or other arrangement in effect at the date of the Merger Agreement, which obligations will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time. The Company, and after the Effective Time the Surviving Corporation, will advance expenses incurred with respect to the foregoing, as they are incurred, to the fullest extent permitted under applicable law, provided that the person on whose behalf the expenses are advanced provides and undertakes (which need not be secured) to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     The Surviving Corporation will use its best efforts to cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors, and officers, liability insurance maintained by the Company and its subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated by the Merger Agreement, occurring prior to and including the Effective Time; provided, however, that the Surviving Corporation will not be required to pay annual premiums in excess of 200% of the Company's total current annual premiums for such insurance and if the Surviving Corporation is unable to obtain the requisite insurance it will obtain as much comparable insurance as can be obtained for an annual premium equal to such maximum amount.

Fees and Expenses

     Each party will bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby; provided, however, that if the Merger is consummated, the Surviving Corporation will assume responsibility for the payment of all Company expenses in connection with the Merger Agreement and the transactions contemplated thereby. In certain circumstances upon termination of the Merger Agreement, the Company may be obligated to pay certain fees to, or certain expenses of, USAI. See "--Termination Fees."

Conditions to the Merger


     The obligations of the Company, USAI and Sub to effect the Merger are subject to the satisfaction or waiver (notwithstanding stockholder approval), at or prior to the Effective Time, of the following conditions: (i) the approval and adoption of the Merger Agreement by the affirmative vote of the stockholders of the Company; (ii) the absence of any statute, rule, regulation, decree, order or injunction by any United States federal or state government, governmental agency or authority or court which prohibits, restrains, enjoins or restricts the consummation of the Merger; and (iii) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     The obligations of USAI and Sub to effect the Merger are subject to the satisfaction or waiver (notwithstanding stockholder approval), at or prior to the Effective Time, of each of the following conditions: (i) the representations and warranties of the Company contained in the Merger Agreement shall be true and correct in all material respects (except as to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof; (ii) the Company shall have performed in all material respects all agreements and covenants required by the Merger Agreement to be performed by it prior to or at the Effective Time; provided, however, that neither USAI nor Sub shall be entitled to refuse to consummate the Merger in reliance upon its own breach or failure to perform; (iii) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in or effect on the business of the Company or any of its subsidiaries, individually or in the aggregate, that is materially adverse to the results of operations, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole, except for such changes or effects resulting from, or in connection with, general economic, industry-wide or financial market conditions or resulting from discussions or efforts of the Company, USAI or USAI's affiliates to divest certain of the Company's operations after consummation of the Merger; and (iv) USAI shall have received a certificate executed on behalf of the Company by an executive officer of the Company to the effect set forth in clauses (i) through
(iii). USAI has made no determination as to whether it would waive any condition to closing, and any such determination would be made on behalf of USAI by its board of directors based on the facts and circumstances existing at the time such waiver is requested.

     The obligations of the Company to effect the Merger are subject to the satisfaction or waiver (notwithstanding stockholder approval), at or prior to the Effective Time, of each of the following conditions: (i) the representations and warranties of USAI and Sub contained in the Merger Agreement shall be true and correct in all material respects (except as to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof; (ii) USAI and Sub shall have performed in all material respects all agreements and covenants required by the Merger Agreement to be performed by them prior to or at the Effective Time; provided, however, that the Company shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform; and (iii) the Company shall have received a certificate executed on behalf of USAI and Sub by an executive officer of USAI to the effect set forth in clauses (i) and (ii). The Company has made no determination as to whether it would waive any condition to closing, and any such determination would be made on behalf of the Company by its board of directors based on the facts and circumstances existing at the time such waiver is requested. If the waiver of any condition were to result in a material change to the terms of the Merger as disclosed in this Proxy Statement, the Company would resolicit stockholder approval of the Merger Agreement.


Termination

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (i) by mutual written consent duly authorized by the Boards of Directors of the Company, USAI and Sub; (ii) by USAI or the Company if (A) the Effective Time shall not have occurred on or before August 31, 1998 (provided that the right to terminate the Merger Agreement under clause (ii) shall not be available to any party whose failure to fulfill any obligations under the Merger Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date), (B) the approval of the Company's stockholders has not been obtained by August 31, 1998 at a meeting duly convened therefor or at any adjournment thereof or (C) any United States federal or state government, governmental agency or authority or court shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Merger (which the party seeking to terminate the Merger Agreement shall have used its best efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and non-appealable; (iii) by the

Company if an Acquisition Proposal has been made and the Board of Directors of the Company determines, in the exercise of its good faith judgment (after consultation with and advice from outside legal counsel) that such termination is required for the Board of Directors to comply with its fiduciary duties under applicable law; or (iv) by USAI if the Board of Directors of the Company withdraws or modifies in a manner adverse to USAI or Sub its determination to recommend that the stockholders of the Company approve the Merger Agreement and the transactions contemplated thereby.

Termination Fees

     If (i) the Company terminates the Merger Agreement pursuant to clause (iii) under the caption "--Termination" above or USAI terminates the Merger Agreement pursuant to clause (iv) under the caption "--Termination" above following receipt by the Company of an Acquisition Proposal and (ii) the Acquisition Proposal which gave rise to such termination (or any revised transaction based upon such Acquisition Proposal) is consummated within six months of such termination, then the Company (or any successor thereto) will pay to USAI a fee of $2.0 million (the "Termination Fee") in immediately available funds within five business days following such termination. Only one Termination Fee shall be payable pursuant the Merger Agreement. If the Company has paid any amounts to USAI as described in the following paragraph, such amounts shall be deducted from any Termination Fee owed to USAI so that in no event shall the aggregate payments made by the Company to USAI with respect to the termination of the Merger Agreement exceed $2.0 million.

     If (i) the Company terminates the Merger Agreement pursuant to clause (iii) under the caption "--Termination" above or USAI terminates the Merger Agreement pursuant to clause (iv) under the caption "--Termination" above following receipt by the Company of an Acquisition Proposal and (ii) the Company enters into a definitive agreement with respect to the Acquisition Proposal which gave rise to such termination (or any revised transaction based upon such Acquisition Proposal) within six months of such termination, then the Company (or any successor thereto) will pay to USAI the out-of-pocket fees and expenses incurred or paid by or on behalf of USAI or Sub in connection with the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, accountants, experts and consultants to USAI and Sub.

Voting Agreement


     As an inducement and condition to USAI to enter into the Merger Agreement, USAI and BCCP I entered into a Voting Agreement dated as January 29, 1998, which provides that BCCP I, which owned 1,650,000 shares (or approximately 36.6% of the outstanding shares) of Common Stock as of the Record Date, has agreed to vote its shares of Common Stock in favor of approval and adoption of the Merger Agreement. Under the terms of the Voting Agreement, BCCP I has granted a proxy to USAI to vote BCCP I's shares of Common Stock in favor of approval and adoption of the Merger Agreement at the Special Meeting, subject to certain conditions and restrictions.


                                APPRAISAL RIGHTS


     Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. The following is a summary of the material provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, which is attached hereto as Appendix C and is incorporated herein by reference.


     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 calendar days prior to the meeting, the Company must notify each of the holders of Common Stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice. Any stockholder who wishes to exercise appraisal rights should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the Merger Agreement will not constitute such a demand. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

     Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. Holders of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Common Stock should be sent or delivered to the Corporate Secretary, Monroc, Inc., P.O. Box 537, 1730 North Beck Street, Salt Lake City, Utah, 84110, so as to be received before the vote on the approval and adoption of the Merger Agreement at the Special Meeting.

     If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Common Stock held in the name of the record owner.

     Within ten calendar days after the Effective Time, the Company, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of
Section 262 and who has not voted in favor of the Merger Agreement. Within 120 calendar days after the Effective Time, the Company, or any stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such stockholders. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.

     Within 120 calendar days after the Effective Time, any stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within ten calendar days after a written request therefor has been received by the Company.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the $10.771 per share that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal.

     The Court may require stockholders who have demanded an appraisal and who hold Common Stock represented by certificates to submit their certificates of Common Stock to the Court for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     Any  stockholder  who has duly  demanded an  appraisal in  compliance  with
Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

     If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into the right to receive $10.771 per share in accordance with the Merger Agreement, without interest. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the Effective Time. A stockholder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 calendar days after the Effective Time will require the written approval of the Company. Once a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any stockholder without the approval of the Court.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF MONROC

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.


                                                 Number of Shares
                                                   Beneficially      Percent
Name and Address of Beneficial Owner                 Owned(1)        of Class
------------------------------------                ----------       --------

Richard C. Blum(2)..............................   3,721,577          61.9%

         909 Montgomery Street, Suite 400
         San Francisco, CA 94133
Colonial Commercial Corp........................     328,071           7.3
         3601 Hemstead Turnpike
         Suite 121-1
         Levittown, NY  11756
Monroc, Inc. Employee Stock Ownership Plan(3)...   1,163,719          25.8
James E. Dahl(4)................................      13,000            *
Ronald D. Davis(5)..............................      80,000           1.7
Michael A. Kane.................................          --            *
William Lightcap(6).............................      15,000            *
Robert L. Miller(7).............................   3,721,577          61.9
L. William Rands(8).............................      43,658           1.0
Jules Ross(9)...................................      21,566            *
Marc T. Scholvinck(7)...........................   3,721,577          61.9
Delbert H. Tanner(10)...........................      13,100            *
All directors and executive officers
as a group (9 persons).........................    3,907,901          63.4

*        Represents ownership of less than 1.0%.

(1) Except as indicated below, each of the beneficial owners listed in the above table has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of Common Stock.


(2) Mr. Blum is a controlling person and Chairman of Richard C. Blum & Associates Inc. ("RCBA Inc."), which is the general partner of Richard C. Blum & Associates LP ("Blum & Associates"). Blum & Associates is the general partner of Building and Construction Partners, L.P. ("BCCP"), which is the general partner of BCCP I, L.P. ("BCCP I"). These shares of Common Stock include (i) 1,650,000 shares held directly by BCCP I, (ii) 1,500,000 shares subject to an unexercised warrant held by BCCP I that entitles BCCP I to purchase up to 1,500,000 shares of Common Stock for $6.25 per share at any time prior to December 28, 2000, (iii) 328,071 shares held by Colonial Commercial Corp. ("Colonial") that are subject to certain agreements pursuant to which Colonial has agreed to vote its shares in favor of persons originally nominated as directors by BCCP, so long as such persons are nominated for re-election, until the end of the year 2000 and (iv) 243,506 unallocated shares owned by the ESOP, under the  terms  of which  unallocated  shares  owned  by the ESOP are  voted by management in accordance with the determination of the Board of Directors of the Company, 50% of the directors of which have has been nominated by or are affiliated with BCCP. Mr. Blum disclaims beneficial ownership of these securities except to the extent of his pecuniary interest thereof. BCCP I acquired an equity interest in the Company on December 28, 1995 pursuant to a Stock Purchase Agreement between the Company and BCCP (the "Stock Purchase Agreement"). Prior to the closing of the stock purchase transaction, BCCP assigned to its affiliate, BCCP I, all of its rights under the Stock Purchase Agreement (other than its right to designate directors and rights under a consulting agreement between BCCP and the Company). Pursuant to the Stock Purchase Agreement, BCCP had the right to nominate four directors to be appointed immediately following the consummation of the stock purchase transaction. Of the four directors originally nominated by BCCP pursuant to the Stock Purchase Agreement and thereafter elected to the Board of Directors, three were re-elected at the Company's 1997 annual meeting of stockholders (Messrs. Miller, Kane and Dahl). Mr. Scholvinck, a Managing Director and the Chief Financial Officer of Blum & Associates, was appointed to the Board of Directors in March 1997 to fill a vacancy resulting from the resignation of a director and was re-elected to the Board of Directors at the Company's 1997 annual meeting of stockholders.


(3) ESOP participants vote the shares allocated to their individual accounts on matters submitted to a vote of stockholders. Under the terms of the ESOP, the 243,506 unallocated shares owned by the ESOP are to be voted in accordance with the determination of the Board of Directors of the Company. Pursuant to the Merger Agreement, the Company has agreed to vote any such shares in favor of approval and adoption of the Merger Agreement.

(4) Includes options to purchase 13,000 shares granted to Mr. Dahl which are exercisable within 60 days.

(5) Includes options to purchase 80,000 shares granted to Mr. Davis which are exercisable within 60 days.


(6) Includes 10,000 shares owned directly by Mr. Lightcap and options to purchase 5,000 shares granted to Mr. Lightcap which are exercisable within 60 days.


(7) Includes 3,721,577 shares beneficially owned by BCCP I. Mr. Scholvinck is a Managing Director and the Chief Financial Officer of Blum & Associates, the general partner of BCCP. BCCP is the general partner of BCCP I. Mr. Miller is a limited partner of BCCP, and a family trust controlled by Mr. Miller is a limited partner of BCCP I.

(8) Includes 14,658 shares allocated to Mr. Rands held in the ESOP and options to purchase 29,000 shares granted to Mr. Rands which are exercisable within 60 days.

(9) Includes 11,566 shares owned directly by Mr. Ross, and options to purchase 10,000 shares granted to Mr. Ross which are exercisable within 60 days.

(10) Includes 100 shares beneficially owned by Mr. Tanner and options to purchase 13,000 shares granted to him which are exercisable within 60 days.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Commission. Copies of the reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site at http://www.sec.gov which contains reports and other information regarding registrants that file electronically with the Commission. In addition, the material filed by the Company can be inspected at the offices of the Nasdaq Stock Market's National Market, 1735 K Street N.W., Washington, D.C. 20006.

     USAI is not subject to the informational requirements of the Exchange Act.

     All information concerning the Company contained in this Proxy Statement has been furnished by the Company and all information concerning USAI or Sub contained in this Proxy Statement has been furnished by USAI. No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, USAI or any other person. This Proxy Statement does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or make a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. The delivery of this Proxy Statement shall not under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of the Company or USAI since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 000-23880) are incorporated by reference in this Proxy Statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (2) The Company's Form 12b-25 relating to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

          (3) The Company's Current Reports on Form 8-K dated January 6, 1998 and January 29, 1998.


     All documents and reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement in this Proxy Statement or in any other subsequently filed document which is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement  incorporates by reference  documents  relating to the
Company which are not presented herein or delivered herewith. These documents relating to the Company (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request from Monroc, Inc., 1730 North Beck Street, P.O. Box 537, Salt Lake City, Utah 84110, Attention: Bill Rands. To ensure timely delivery of the documents prior to the Special Meeting, requests should be received by ______________, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche L.L.P. serves as the Company's independent certified public accountants. Representatives of Deloitte & Touche L.L.P. are currently expected to be at the Special Meeting to answer questions by stockholders and will have the opportunity to make a statement, if so desired.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The Company's 1998 Annual Meeting of Stockholders has been postponed pending the results of the Special Meeting, and will only be held if the Merger is not consummated. Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders should have been received by the Secretary of the Company prior to the date of this Proxy Statement to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Annual Meeting. However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                                         By Order of the Board of Directors,



                                         RONALD D. DAVIS
                                         President and Chief Executive Officer

                                                                     Appendix A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     This Amended and Restated Agreement and Plan of Merger (this "Agreement") is dated as of January 29, 1998 and amended and restated as of March 4, 1998, by and among U.S. Aggregates, Inc., a Delaware corporation ("Purchaser"), Western Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Purchaser ("Sub"), and Monroc, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Boards of Directors of Purchaser, Sub and the Company each have determined that the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, their respective corporations and stockholders.

     B. Concurrently with the execution of the amendment and restatement of this Agreement, a significant stockholder of the Company has reconfirmed the Voting Agreement attached hereto as Exhibit A (the "Voting Agreement") which provides that such stockholders will vote their shares of common stock of the Company in favor of this Agreement.

     C. Purchaser, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and to establish various conditions precedent to, the merger provided for herein.

                                    ARTICLE 1
                                   THE MERGER

     1.1. Merger. At the Effective Time, upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the Certificate of Incorporation and Bylaws of the Company, Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name Monroc, Inc. and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Sub shall cease.

     1.2. Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto will cause a duly executed and acknowledged certificate of merger, or certificate of ownership and merger if permitted by the DGCL of the State of (the "Merger Certificate"), to be filed with the Secretary of State of Delaware, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective on the date on which the Merger Certificate has been duly filed with the Secretary of State of the State of Delaware (such time is hereinafter referred to as the "Effective Time"). The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the Purchaser or Sub, but shall be no later than the third business day after satisfaction or waiver of the conditions to closing set forth in Article 6 (the "Closing Date"), at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Company shall be a wholly owned subsidiary of Purchaser.

     1.4 Certificate of Incorporation and Bylaws. Subject to Section 5.11 (indemnification), the Certificate of Incorporation and the Bylaws of Sub in effect at the Effective Time shall be the Certificate of

Incorporation and Bylaws of the Surviving Corporation until amended in accordance with applicable law; provided that Article I of the Certificate of Incorporation of Sub shall be Amended as of the Effective Time to read "The name of the corporation is Monroc, Inc."

     1.5 Directors and Officers. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected (or appointed in the case of officers) and qualified.

                                    ARTICLE 2
                            CONVERSION OF SECURITIES

     2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Sub, the Company or the holders of any of the following securities:

     2.1.1 Each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the "Shares"), other than Shares to be canceled pursuant to Section 2.1.2 and Dissenting Shares (as hereinafter defined), shall by virtue of the Merger and without any action on the part of the holder thereof be canceled and extinguished and be converted into the right to receive $10.771 without interest thereon (the "Merger Consideration").

     2.1.2 Each Share which is issued and outstanding immediately prior to the Effective Time and held by Purchaser or Sub or any direct or indirect subsidiary of Purchaser or Sub, or which is held in the treasury of the Company or any of its subsidiaries, shall be canceled and retired and no payment shall be made with respect thereto.

     2.1.3 Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share (or such other value as may be determined by Sub), of the Surviving Corporation.

     2.2 Employee Stock Options; Outstanding Warrants. Immediately prior to the Effective Time, each stock option (an "Option") granted under the Monroc, Inc. 1996 Stock Option Plan and the Monroc, Inc. 1994 Stock Option Plan (collectively, the "Stock Option Plans") and each outstanding warrant of the Company (a "Warrant"), whether or not such Option or Warrant is then exercisable, shall be canceled and each holder of a canceled Option or Warrant shall be entitled to receive from the Company, in consideration for cancellation and settlement of such Option or Warrant, a cash payment equal to the product of
(i) the aggregate number of Shares subject to the Option or Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Option or Warrant as set forth in Schedule 3.2 (the "Option Consideration"). Prior to the Closing, the Company will make any amendments to the Stock Option Plans, the Warrants and any agreements related thereto, and will obtain any consents or releases, necessary to effect the transactions contemplated by this Section 2.2. Any amounts payable pursuant to this Section
2.2 shall be subject to any required withholding of taxes and shall be paid without interest.

     2.3 Dissenting Shares; Payment For Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of Section 262 unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal. If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or otherwise lost such right, each of such holder's Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give Sub prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Sub, make any payment with respect to, or settle or offer to settle, any such demands.

     2.4 Payment For Shares. Prior to the Effective Time, Purchaser shall designate a United States bank or trust company reasonably satisfactory to the Company to act as Payment Agent in the Merger (the "Payment Agent"). At or prior to the Effective Time, Purchaser or Sub shall deposit, or cause to be deposited, in trust with the Payment Agent immediately available funds in an amount sufficient to make the payments contemplated by Section 2.1.1 on a timely basis (the "Exchange Fund"). The Payment Agent shall, pursuant to irrevocable instructions and subject to Section 2.4.3, make payments out of the Exchange Fund to holders of record who hold Shares immediately prior to the Effective Time and the Exchange Fund shall not be used for any other purpose. The Exchange Fund may, as directed by the Surviving Corporation (so long as such directions do not impair the rights of holders of Shares to receive the Merger Consideration promptly upon the surrender of their shares in accordance with this agreement), be invested by the Payment Agent in direct obligations of the United States of America, obligations for which o the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets. Deposit of funds pursuant hereto shall not relieve Purchaser or the Surviving Corporation of their obligations to make payments in respect of Shares and Purchaser hereby guarantees the Surviving Corporation's obligations in respect thereof.

     2.4.1 Promptly after the Effective Time, Purchaser and the Surviving Corporation shall cause the Payment Agent to mail and/or make available to each record holder, as of the Effective Time, of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented Shares (other than those cancelled pursuant to Section 2.1.2), a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Payment Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As promptly as practicable after surrender to the Payment Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall be canceled. No interest shall be paid or accrued in respect of the Merger Consideration. If payment is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates cancelled pursuant to Section 2.1.2 and Dissenting Shares) shall represent for all purposes solely the right to receive the Merger Consideration, without any interest thereon..

     2.4.2 After the Effective Time, there shall be no transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Payment Agent or the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this
Section 2.4, subject to applicable law in the case of Dissenting Shares.

     2.4.3 Any portion of the Exchange Fund which remains unclaimed by the stockholders of the Company on the date six months after the Effective Time shall be repaid to the Surviving Corporation, upon demand, and any stockholder of the Company who has not theretofore complied with Section 2.4 shall thereafter look only to the Surviving Corporation for payment of such stockholder's claim for the Merger Consideration, without any interest thereon.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser and Sub as follows:

     3.1 Organization and Qualification. The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified or in good standing or have such power and authority would not have a Material Adverse Effect (as defined in Section 8.12). The Company has delivered or made available to Purchaser complete and correct copies of its and its subsidiaries' respective certificates of incorporation and bylaws. All subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1.

     3.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Shares"). No Preferred Shares are outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of the date hereof, (i) 4,514,200 Shares were issued and outstanding, (ii) 52 Shares were held in the Company's treasury, (iii) 415,600 Shares were reserved for issuance pursuant to outstanding Options and (iv) 1,501,250 Shares were reserved for issuance upon the exercise of outstanding Warrants. Except for the rights as set forth in this
Section 3.2, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Company or any of its subsidiaries to issue any additional Shares or any other shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any Shares. The exercise prices of the outstanding Options and Warrants are set forth on Schedule 3.2. Except as provided in Section 2.2 or as set forth on
Schedule 3.2, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of their respective equity securities. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company. The Shares which are the subject of the Voting Agreement represent approximately 36.6% of the total Shares outstanding as of the date hereof.

     3.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and subject to the terms and conditions hereof, to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the applicable provisions of the DGCL). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the applicable provisions of the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Purchaser and Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.4 Absence of Certain Changes. Except as disclosed in the Company Filings (as defined in Section 3.5) or as set forth on Schedule 3.4, since November 30, 1997 (a) the Company and its subsidiaries have not suffered any Material Adverse Effect, (b) the Company has not issued any shares of its capital stock or granted any rights to purchase its capital stock or securities convertible into or exchangeable for its capital stock or (c) the Company has not declared, set aside or made any payments of a dividend or other distribution in respect of any of its capital stock and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its capital stock.

     3.5 Reports; Financial Statements. Since December 31, 1994, the Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (the "Company Filings"), all of which have been delivered or made available to Purchaser and all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. None of the Company Filings, including without limitation any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such financial statements) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Except as reflected, reserved against or otherwise disclosed in the financial statements of the Company included in the Company Filings, as otherwise disclosed in the Company Filings or as disclosed on Schedule 3.5, neither the Company nor any of its subsidiaries has any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, the financial statements of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since November 30, 1997.

     3.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (except as disclosed by the Company on Schedule 3.6):

     3.6.1 subject to the obtaining of any requisite approval of the Company's stockholders, conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or the charter documents of the Company's subsidiaries;

     3.6.2 require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental authority domestic or foreign (a "Governmental Entity"), except (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the Exchange Act and the rules and regulations thereunder, (iii) pursuant to state laws relating to takeovers and state securities laws, (iv) the filing of the Merger Certificate pursuant to the DGCL, or (v) where the failures to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have a Material Adverse Effect;

     3.6.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its subsidiaries, except for violations which, in the aggregate, would not have a Material Adverse Effect; or

     3.6.4 result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement, permit or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect.

     3.7 Litigation. Except as set forth on Schedule 3.7 or as disclosed in the Company Filings filed prior to the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Executive Officers of the Company, threatened against the Company or any of its subsidiaries which would have a Material Adverse Effect.

     3.8 Compliance with Laws. To the best knowledge of the Executive Officers of the Company, except as disclosed in the Company Filings or as set forth on
Schedule 3.8, the Company and its subsidiaries have conducted their businesses in accordance with applicable federal, state and local laws, rules and regulations, except where the failure to so conduct their businesses would not in the aggregate have a Material Adverse Effect. The

Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the conduct of their respective businesses as presently conducted, except where the failure to so hold would not have a Material Adverse Effect (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

     3.9 Employee Matters. Except as set forth on Schedule 3.9, none of the Company or any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Executive Officers of the Company, threatened against the Company or any of its subsidiaries, except for any such proceedings which would not in the aggregate have a Material Adverse Effect.

     3.10 Material Contracts. The Company has delivered or made available to Purchaser true and complete copies of all written, and written descriptions of all oral, contracts, agreements, commitments, leases (including with respect to personal property) and other arrangements to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries are bound which require payments to be made in excess of $250,000 per year, other than agreements listed in any of the other schedules attached hereto (the "Material Contracts"). Each of the Material Contracts is listed on Schedule 3.10. Each of the Material Contracts is valid and in full force and effect except to the extent it has previously expired in accordance with its terms. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does any circumstance exist which, with notice of the lapse of time or both, would result in such a violation of or default under) any Material Contract, other than such violations or defaults which would not have a Material Adverse Effect. To the knowledge of the Executive Officers of the Company, none of the other parties to the Material Contracts are in violation of or in default under (nor does any circumstance exist which, with notice of the lapse of time or both, would result in such a violation of or default under) any Material Contract, other than such violations or defaults which would not have a Material Adverse Effect.

     3.11 Taxes.

     3.11.1 Each of the Company and its Subsidiaries (as defined below for purposes of this Section 3.11) has timely filed all material federal, state, local and foreign Tax Returns (as defined below) required to be filed by it for tax years prior to the date of this Agreement or has timely requested extensions and any such request has been granted and has not expired. Except as set forth on Schedule 3.11, no agreement or arrangement extending the period for assessment or collection of Taxes of the Company or any of its Subsidiaries is in effect as of the date hereof. Each of such Tax Returns is complete and accurate in all material respects. All Taxes (as defined below) owed by the Company or any of its Subsidiaries on any such Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries have properly accrued for all Taxes for such periods subsequent to the periods covered by such Tax Returns. For purposes of this Section 3.11, the term "Subsidiary" of an entity shall mean any corporation, 80% of the voting power and 80% of the total value of all of the outstanding capital stock of which are owned directly by such entity.

     3.11.2 Except as set forth on Schedule 3.11, there are no pending or, to the knowledge of the Executive Officers of the Company, threatened audits or other proceedings by any court, governmental or regulatory authority or similar person in respect of Taxes or Tax Returns relating to the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

     3.11.3 No election under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), has been made or filed by or with respect to the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code by reason of any change in any accounting method, and there is no application pending with any Taxing Authority (as defined below) requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. None of the assets of the Company or any of its Subsidiaries is or will be required to be treated as being owned by any person (other than the Company or its Subsidiaries) pursuant to the provisions of Section

168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

     3.11.4 Except as set forth on Schedule 3.11, none of the Company or any of its Subsidiaries is party to, is bound by, or has any obligation under, any Tax sharing or allocation agreement or similar contract.

     3.11.5 Except as set forth on Schedule 3.11, none of the Company or any of its Subsidiaries is a party to any contract, agreement, plan or arrangement that could reasonably be expected to result in the payment of any amount that would not be deductible by the Company or any of its Subsidiaries by reason of Section 280G of the Code.

     3.11.6 Schedule 3.11 accurately set forth (i) the amount of all deferred intercompany gains for purposes of Treasury Regulation section 1.1502-13 (including any predecessor regulation) with respect to the Company and its Subsidiaries and (ii) the amount of any excess loss account with respect to the stock of each of the Subsidiaries for purposes of Treasury Regulation section 1.1502-19 (including any predecessor regulation).

     3.11.7 For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including (i) income, gross receipts , ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States or by any state, local or foreign government or any subdivision, agency or similar organization thereof, and (ii) any interest, fines, penalties, assessments and additions in connection therewith. For purposes of this Agreement, the term "Tax Returns" shall mean any report, return or statement required to be supplied to a Taxing Authority in connection with Taxes. For purposes of this Agreement, the term "Taxing Authority" means the Internal Revenue Service (the "IRS") or any domestic or foreign Governmental Entity responsible for the administration of Taxes.

     3.12 Brokerage Fees and Commissions. Except for those fees and expenses payable to SBC Warburg Dillon Read Inc. (the "Company Financial Advisor") (a true and complete copy of whose engagement agreement has been provided to Purchaser), no person or entity is entitled to receive from the Company any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

     3.13 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined herein) will, on the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined herein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Purchaser or Sub specifically for inclusion therein. The Proxy Statement, insofar as it relates to the Company or its subsidiaries, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     3.14 Employee Benefit Plans; ERISA.

     3.14.1 Schedule 3.14.1 sets forth a complete and accurate list of (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Benefit Plans"), and (ii) all employment and consulting agreements and all bonus, incentive compensation, deferred compensation, disability, severance, stock bonus, stock option, stock purchase or vacation pay agreements, policies or arrangements which the Company or any of its subsidiaries maintains or has any liability in respect of and each of which has a cost to the Company or any of its subsidiaries in excess of $25,000 for any year (collectively, the "Employee Arrangements").

     3.14.2 With respect to each Benefit Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been delivered or made available to Purchaser or its representatives (i) the most recent plan and related trust documents, (ii) the most recent summary plan description,

(iii) the most recent form 5500, (iv) the most recent determination letter issued by the IRS and (v) the most recent actuarial report.

     3.14.3 Except as set forth on Schedule 3.14, the Company and its subsidiaries have not during the preceding six years had any obligation or liability with respect to a multi-employer plan within the meaning of Section 3(37) of ERISA.

     3.14.4 Each of the Benefit Plans intended to be qualified under Section 401(a) of the Code is so qualified.

     3.14.5 All contributions or other payments required to have been made or accrued by the Company or any of its subsidiaries under the terms of any of Benefit Plan or Employee Arrangement have been made or accrued, except for those contributions or payments the failure of which to make or accrue would not have a Material Adverse Effect.

     3.14.6 The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable laws.

     3.14.7 Except as disclosed in the Company Filings or in Schedule 3.14, there are no pending or, to the knowledge of the Executive Officers of the Company, threatened actions, claims or proceedings (other than routine claims for benefits) against or involving any Benefit Plan or Employee Arrangement, except for any of the foregoing which would not have a Material Adverse Effect.

     3.14.8 Except as disclosed in the Company Filings or in Schedule 3.14, the Company or any subsidiary does not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors and employees of the Company or any of its subsidiaries, except (i) as may be required under Part 6 of Title I of ERISA or (ii) a medical expenses reimbursement account plan pursuant to
Section 125 of the Code.

     3.14.9 Except as disclosed in Schedule 3.14 or in connection with equity compensation or except as discussed in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of the Company or any of its subsidiaries, (ii) increase in any benefits under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting or other rights with respect to any benefits under any Benefit Plan or Employee Arrangement.

     3.14.10 The Company and its subsidiaries have no liability under Section 4069 of ERISA by reason of a transfer of an under funded pension plan.

     3.14.11 The Company's liability under any multi-employer plan, if the Company withdrew in part or in whole on the date hereof, would not exceed $150,000.

     3.15 Opinion of Financial Advisor. The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Shares from a financial point of view, a copy of which has been provided to Purchaser.

     3.16 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.17 Intellectual Property. Except as set forth on Schedule 3.17, the Company and its subsidiaries possess or have adequate rights to use all material trademark, trade name, patent, service mark, brand mark, brand names, industrial designs and copyrights necessary for the operation of their businesses as currently being conducted, except where the failure to so possess or have adequate rights would not result in a Material Adverse Effect (collectively, the "Company Intellectual Property"). To the knowledge of the Executive Officers of the Company, the use of Company Intellectual Property by the Company or its subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright of any other person, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not have a Material Adverse Effect.


     3.18 Environmental Matters.

     3.18.1 For purposes of this Agreement:

          (i) "Environmental Law" means any applicable law regulating or prohibiting releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety from Hazardous Materials including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Federal Insecticide Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

          (ii) "Hazardous Material" means any substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its subsidiaries conducts business, or the United States, including any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

          (iii) "Release" means any release spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment, or into or out of any property; and

          (iv) "Remedial Action" means all actions, including any expenditures, required by a governmental entity or defined under any Environmental Law, or voluntarily undertaken to (a) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the environment; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (d) bring the applicable party into compliance with any Environmental Law.

     3.18.2 Except as set forth on Schedule 3.18, the operations of the Company and its subsidiaries are in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

     3.18.3 Except as set forth on Schedule 3.18, the Company and its subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective business, except such permits the lack of which would not reasonably be expected to have a Material Adverse Effect.

     3.18.4 Except as set forth on Schedule 3.18, the Company and its subsidiaries (i) are not subject to any material written consent decree, compliance order or administrative order from any Governmental

Entity or other person respecting any Environmental Law, Remedial Action or any Release of a Hazardous Material, (ii) have not received written notice under the citizen suit provision of any Environmental Law or (iii) have not received any written request for information, notice, demand letter, administrative inquiry or complaint with respect to any Environmental Law, remedial Action or Release of a Hazardous Material, except for with respect to (ii) and (iii) those written notices, requests or other documents the subject matter of which would reasonably be expected to have a Material Adverse Effect.

     3.18.5 Except as set forth on Schedule 3.18, the Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability is outstanding and would reasonably be expected to have a Material Adverse Effect.

     3.18.6 Except as set forth on Schedule 3.18, neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material which would reasonably be expected to have a Material Adverse Effect.

     3.18.7 Except as set forth on Schedule 3.18, the operations of the Company or its subsidiaries involving the transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent are in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

     3.18.8 Except as set forth on Schedule 3.18, to the knowledge of the Company, there is not now nor has there been in the past, on or in any owned property of the Company or its subsidiaries any of the following: (i) any underground storage tanks or surface impoundments, (i) any asbestos-containing materials in friable form or (iii) any polychlorinated biphenyls, any of which ((i), (ii) or (iii) preceding) could reasonably be expected to have a Material Adverse Effect.

     3.18.9 Except as set forth on Schedule 3.18, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law.

     3.19 Title to Real Property; Leases. Schedule 3.19 sets forth a list of (a) all real property currently owned by the Company and its subsidiaries and (b) all leases with respect to real property to which the Company or any of its subsidiaries is a party (collectively, the "Real Property Leases"). Except as set forth on Schedule 3.19, each of the Company and its subsidiaries has good and marketable title, or valid leasehold rights in the case of leased property, to the real property owned or leased by it, including, without limitation, all sand, gravel, rock and similar mineral rights (and rights of access thereto) with respect to mineral producing properties, free and clear of any mortgages, pledges, liens, encumbrances and security interests (collectively, "Encumbrances"), except for (i) those Encumbrances reflected or reserved against in the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1997, (ii) Encumbrances for taxes, levies, imposts, assessments or governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings, (iii) liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for which amounts which are not yet delinquent or which are being contested in good faith by appropriate proceedings, (iv) as to leased property, interests of lessors and Encumbrances affecting the interests of lessors, (v) deposits made in the ordinary course of business to secure contractual or other obligations of the Company or any of its subsidiaries, if the underlying obligation is not yet delinquent, and (vi) liens or defects in title or leasehold rights that, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Real Property Leases is valid and in full force and effect, except to the extent it has previously expired in accordance with its terms. Neither the Company nor any of its subsidiaries is in violation of or in default under any Real Property Lease, other than such violations or defaults which would not have a Material Adverse Effect. Notwithstanding anything in Schedule 3.19 to the contrary, the Company represents and warrants that there are no exceptions to the Company's title to its aggregate properties (as such properties are identified as aggregate properties on Schedule 3.19) either noted on Schedule B to any of the title policies attached to Schedule
3.19 with respect to such aggregate properties or otherwise, that would, in any material way, interfere with the Company's title to its aggregate properties, its right to access such aggregate properties, or the Company's right to extract and remove aggregates from such properties in the ordinary course of the Company's business.

     3.20 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors participating
(a) determined that this Agreement and the transaction contemplated hereby are fair to and in the best interests of the stockholders of the Company and approved the same by at least a majority vote and (b) resolved to recommend that the holders of the Shares approve this Agreement and the transactions contemplated hereby.

     3.21 Indebtedness. Except as set forth on Schedule 3.21 or as otherwise disclosed in the financial statements and notes thereto set forth in the Company Filings, the Company has no outstanding indebtedness for borrowed money and is not a party to any agreement providing for the creation, incurrence or assumption thereof.

                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

     Purchaser and Sub represent and warrant to the Company as follows:

     4.1 Organization. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser or Sub to fully perform their obligations hereunder. Each of Purchaser and Sub has heretofore made available to the Company an accurate and complete copy of its respective certificate of incorporation and Bylaws, as currently in effect.

     4.2 Authority Relative to This Agreement. Each of Purchaser and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Purchaser and Sub, and the stockholder of Sub, and no other corporate proceedings on the part of Purchaser or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Purchaser and Sub, enforceable against each of Purchaser and Sub in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3 Consent and Approvals; No Violation. Neither the execution and delivery of this Agreement by Purchaser and Sub nor the consummation by Purchaser and Sub of the transactions contemplated hereby will:

     4.3.1 conflict with any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of Purchaser or Sub;

     4.3.2 require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) in connection with the HSR Act, (ii) pursuant to the Exchange Act and the rules and regulations thereunder, (iii) pursuant to state laws relating to takeovers and state securities laws, if any are applicable, (iv) the filing of the Merger Certificate pursuant to the applicable law or (v) where the failures to obtain such consents' approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have any material adverse effect on the results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser or Sub to fully perform their obligations hereunder;

     4.3.3 result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligations to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have any material adverse effect on the financial condition, business or results of operations of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser or Sub to fully perform their obligations thereunder; or

     4.3.4 violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its subsidiaries, except for violations which would not have in the aggregate any material adverse effect on the financial condition, business or results of operations of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser or Sub to fully perform their obligations hereunder.

     4.4 Financing. Purchaser has received binding written commitments from financially responsible financial institutions to obtain, funds necessary to consummate this Agreement and the transactions contemplated thereby, and to pay related fees and expenses, and will make such funds available to Sub. Purchaser has provided the Company with true and complete copies of all commitments and agreements from third parties to provide such financing to Purchaser or to Sub.

     4.5 Brokerage Fees and Commissions. No person or entity is entitled to receive from Purchaser or Sub any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser or Sub.

                                    ARTICLE 5
                                    COVENANTS

     5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as set forth on Schedule 5.1, during the period from the date of this Agreement to the Effective Time, the Company and its subsidiaries shall in all material respects conduct its operations according to its ordinary and usual course of business and consistent with past practice and the Company shall use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, keep available the services of its current officers and key employees, and preserve in all material respects the good will of those having advantageous business relationships with it and its subsidiaries. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, as set forth on Schedule 5.1 or as disclosed in writing to Purchaser on or prior to the date hereof, prior to the Effective Time, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of Purchaser:

     5.1.1 issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than Shares, preferred stock, treasury shares, rights, warrants or options, each as issuable pursuant to the Options and Warrants;

     5.1.2 split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities;

     5.1.3 declare or pay any dividend or distribution on the Shares;

     5.1.4 subject to the fiduciary duties of the Board of Directors of the Company (after consultation with and advice from outside legal counsel) and except pursuant to agreements or arrangements in effect on the date hereof, purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

     5.1.5 subject to the rights of the stockholders of the Company under applicable law, adopt any amendments to the Certificate of Incorporation or Bylaws of the Company;

     5.1.6 except as provided in Section 5.12, (i) increase the compensation of any of its directors, officers or key employees, except pursuant to the terms of agreements or plans currently in effect in amounts material to the Company and its subsidiaries taken as a whole; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any director, officers or key employee in amounts material to the Company and its subsidiaries taken as a whole; (iii) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchaser, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present in amounts material to the Company and its subsidiaries taken as a whole; or (iv) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement; or

     5.1.7 except in the ordinary course of business and consistent with past practice, (i) incur any material amount of long-term indebtedness for borrowed money or issue any material amount of debt securities or assume, guarantee or endorse the obligations of any other person except for obligations of wholly owned subsidiaries of the Company; (ii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of the Company or a material portion of the capital stock of any if its subsidiaries, or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

     5.2 Acquisition Proposals. The Company shall not, directly or indirectly, solicit, carry on discussions with or enter into any agreement with any corporation, partnership, person or other entity or group (other than Purchaser or an affiliate or an associate of Purchaser) concerning any merger, acquisition or similar transaction involving, or the sale of all or substantially all of the assets or equity securities of, the Company or any of its subsidiaries or divisions (other than with respect to the Company's ready-mix operations, precast/prestressed concrete operations or Wyoming operations) (an "Acquisition Proposal"). Notwithstanding the foregoing, the Company may (i) directly or indirectly, furnish information to or enter into discussions and negotiations with any person, entity or group that makes an unsolicited Acquisition Proposal if the Board of Directors of the Company determines in good faith (after consultation with and advice from outside legal counsel) that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law, and (ii) to the extent applicable, comply with Rule 14e-2 and 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company will promptly communicate to Purchaser the terms of any proposal or inquiry which it may receive in respect of any Acquisition Proposal by any person (other than Purchaser or any affiliate of Purchaser or their respective directors, officers, employees, representatives and agents).

     5.3. Access to Information.

     5.3.1 Subject to applicable law and the agreements set forth in Section 5.3.2, between the date of this Agreement and the Effective time, the Company will (i) give Purchaser and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all of its facilities, books and records and key employees, (ii) permit Purchaser to make such reasonable inspections as it may be required, and (iii) cause its officers and those of its subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and assets of the Company and its subsidiaries as Purchaser may from time to time reasonably request.

     5.3.2 Information obtained by Purchaser pursuant to this Section 5.3 shall be subject to the provisions of the confidentiality agreement between Purchaser and the Company dated September 26, 1997 (the "Confidentiality Agreement"), which agreement remains in full force and effect; except insofar as such provisions would expressly prohibit Purchaser or Sub from taking any of the actions contemplated by this Agreement.

     5.4 Best Efforts. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by legal counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all necessary or appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the execution of any additional instruments necessary to consummate the transactions contemplated hereby and seeking to lift or reverse any legal restraint imposed on the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     5.5 Stockholders' Meeting. The Company, acting through its Board of Directors, shall in accordance with applicable law, its Certificate of Incorporation and Bylaws duly call, give notice of, convene and hold an annual or special meeting (the "Stockholders Meeting") of its stockholders as soon as practicable to consider and vote upon approval of this Agreement and the transactions contemplated hereby. Subject to its fiduciary duties under applicable laws as advised by legal counsel, the Company will include in the proxy statement (such proxy statement as amended or supplemented from time to time being referred to herein as the "Proxy Statement") to be sent to the Company's stockholders with respect to the Stockholders Meeting the recommendation of its Board of Directors that its stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby. At the Stockholders Meeting, all of the Shares beneficially owned by Purchaser or its affiliates, if any, shall be voted in favor of approval and adoption of this Agreement and the transactions contemplated hereby.

     5.6 Proxy Statement. The Company will use its commercially reasonable efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement, (ii) to file the Proxy Statement with the SEC, (iii) after consultation with the other parties hereto, respond as promptly as is reasonably practicable to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, and (iv) cause the Proxy
Statement to be mailed to its stockholders at the earliest practicable time following the date of this Agreement. The information provided and to be provided by the Company, Purchaser and Sub for use in the Proxy Statement shall, as of the date of mailing of the Proxy Statement and as of the date of the Stockholders Meeting, not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7 Voting Agreement. Concurrently with the execution of this Agreement, Building and Construction Capital Partners I, L.P. and Purchaser shall enter into the Voting Agreement set forth as Exhibit A hereto.

     5.8 Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Surviving Corporation shall assume responsibility for the payment of all Company expenses in connection with this Agreement and the transactions contemplated hereby.

     5.9 Standstill. In the event of the termination of this Agreement, neither Purchaser nor its subsidiaries, employees, officers or affiliates shall, for a period of three years from the date of this Agreement, directly or indirectly (unless and until Purchaser shall have received the prior written invitation or approval of a majority of the Board of Directors of the Company):

     5.9.1 solicit, seek or offer to effect, or effect;

     5.9.2 negotiate with or provide any information to the Board of Directors of the Company, any director or officer of the Company, any stockholder of the Company, any employee or union or other labor organization representing employees of the Company or any other person with respect to;

     5.9.3 make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the Company, any director or officer of the Company or any stockholder of the Company, any union or other labor organization representing employees of the Company or any other person with respect to; or

     5.9.4 make any public announcement (except as required by law) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange
Act) with respect to:

     (a) any form of business combination or transaction involving the Company or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the Company's assets;

     (b) any form of restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof;

     (c) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the Company or any affiliate thereof;

     (d) any proposal to seek representation on the Board of Directors of the Company or otherwise to seek to control or influence the management, Board of Directors or policies of the Company or any affiliate thereof;

     (e) any request or proposal to waive, terminate or amend the provisions of this Section 5.9; or

     (f) any  proposal or other  statement  inconsistent  with the terms of this
Section 5.9. or instigate, encourage, joint, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for or acting as a joint bidder or co-bidder for the Company with) any third party to do any of the foregoing.

     5.10 Public Announcements. Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     5.11 Indemnification And Insurance.

     5.11.1 The Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation shall indemnify and hold harmless, each present and former employee, agent, director or officer of the Company and its subsidiaries (the "Indemnified Parties") from and against any and all claims arising out of or in connection with activities, including without limitation, the transactions contemplated by this Agreement, in such capacity, or on behalf of, or at the request of the Company, its subsidiaries or affiliates, to the fullest extent permitted under Delaware law (subject to applicable limitations thereunder) and in addition, to the fullest extent provided in their respective charters or Bylaws (subject to applicable limitations thereunder) or any contract or other arrangement in effect at the date hereof which obligations shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that if any claim or claims (a "Claim or Claims") are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims. Without limiting the foregoing, the Company, and after the Effective Time the Surviving Corporation, shall advance expenses incurred with respect to the foregoing, as they are incurred, to the fullest extent permitted under applicable law, provided that the person on whose behalf the expenses are advanced provides and undertakes (which need not be secured) to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     5.11.2 The Surviving Corporation shall use its best efforts to cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors, and officers, liability insurance maintained by the Company and its subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to and including the Effective Time; provided that, in the event that any Claim or Claims are asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim or Claims until final disposition of any and all such Claims; provided further that the Surviving Corporation shall not be required to pay annual premiums in excess of 200% of the Company's total current annual premiums for such insurance and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.11 it shall obtain as much comparable insurance as can be obtained for an annual premium equal to such maximum amount.

     5.12 Employee Benefit Plans.

     5.12.1 The Purchaser and the Surviving Corporation agree that all employees of the Company and its subsidiaries which are offered employment after the Effective Date shall be entitled to the same employee benefits, plans, programs, arrangements and policies as are available to the employees of Purchaser and its subsidiaries.

     5.12.2 From and after the Effective Time, the Purchaser and the Surviving Corporation shall assume and honor in accordance with their terms all existing employment and severance agreements and arrangements set forth on Schedule 5.12.

     5.12.3 If any employee of the Company or any of its subsidiaries becomes a participant in any employee benefit plan, program or policy of the Purchaser or the Surviving Corporation, such employee shall be given credit for purposes of eligibility and vesting under such plan for all service prior to the Effective Time with the Company and its subsidiaries, or any predecessor employer (to the extent such credit was given by the Company).

     5.12.4 The Surviving Corporation shall provide professional out placement services for all officers and salaried employees of the Company or any subsidiaries employed at the Effective Time and who are terminated within one year after the Effective Time.

     5.12.5 The Purchaser shall reimburse (or cause the Surviving Corporation to reimburse) any director, officer or employee (or former director, officer or director) of the Company or any of its subsidiaries for all costs and expenses, including attorneys' fees, incurred by such person in successfully enforcing the provisions of this Section 5.

     5.13  Real  Estate  Gains  Tax and New  Real  Property  Transfer  Tax.  The
Purchaser shall pay any State Tax on Gains Derived from Certain Real Property Transfers and Real Property Transfer Tax and any similar tax in any other jurisdiction (and any penalties or interest with respect to such taxes) payable in connection with the Merger or the acquisition of a controlling interest in the Company by Purchaser or Sub, and the Purchaser shall indemnify and hold harmless the stockholders of the Company from and against any liability with respect to such taxes (including any penalties, interest and professional fees). The Purchaser shall file any returns with respect to such taxes.

     5.14 Employee Stock Ownership Plan. The Company agrees that, in accordance with its rights under the Monroc, Inc. Employee Stock Ownership Plan (the "ESOP"), the Company will direct the voting in favor of approval and adoption of the Merger Agreement of any Shares held in the ESOP with respect to which any ESOP participant has failed to give the ESOP trustee timely instructions as to how to vote such Shares.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     6.1.1  This  Agreement   shall  have  been  approved  and  adopted  by  the
affirmative vote of the stockholders of the Company to the extent required by applicable law and the Certificate of Incorporation of the Company.

     6.1.2 No statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any United States federal or state government, governmental agency or authority or court which remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

     6.1.3 Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     6.2 Conditions to Obligations of Purchaser and Sub to Effect the Merger. Unless waived by Purchaser in writing, the obligations of Purchaser and Sub to effect the Merger provided for hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

     6.2.1 The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except as to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

     6.2.2 The Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Time; provided, however, that neither Purchaser nor Sub shall be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

     6.2.3 From the date of this Agreement through the Effective Time, there shall not have occurred any change in or effect on the business of the Company or any of its subsidiaries, individually or in the aggregate, that is materially adverse to the results of operations, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole, except for such changes or effects resulting from, or in connection with general economic, industry-wide or financial market conditions; provided, however, that notwithstanding the occurrence of any change in or effect on the business of the Company or any of its subsidiaries, individually or in the aggregate, that is materially adverse to the results of operations, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole, Purchaser and Sub shall still be obligated to effect the Merger if such change in or effect on the business of the Company or any of its subsidiaries, individually or in the aggregate, results from discussions or efforts of the Company, Purchaser or Purchaser's affiliates to divest any of the ready-mix operations, precast/prestressed concrete operations or Wyoming operations of the Company or its subsidiaries.

     6.2.4 Purchaser shall have received a certificate executed on behalf of the Company by an executive officer of the Company to the effect set forth in clauses 6.2.1 through 6.2.3.

     6.3 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company in writing, the obligations of the Company to effect the Merger provided for hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

     6.3.1 The representations and warranties of Purchaser and Sub contained in this Agreement shall be true and correct in all material respects (except as to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

     6.3.2 Purchaser and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Effective Time; provided, however, that the Company shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

     6.3.3 The Company shall have received a certificate executed on behalf of Purchaser and Sub by an executive officer of Purchaser to the effect set forth in clauses 6.3.1 and 6.3.2.

                                    ARTICLE 7
                                   TERMINATION

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company (except as otherwise set forth in this Section 7.1), but prior to the Effective Time:

     7.1.1 by mutual written consent duly authorized by the Boards of Directors of the Company, Purchaser and Sub;

     7.1.2 by Purchaser or the Company if (i) the Effective Time shall not have occurred on or before August 31, 1998 (provided that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date),
(ii) the approval of the Company's stockholders required by Section 6.1.1 shall not have been obtained by August 31, 1998 at a meeting duly convened therefor or at any adjournment thereof or (iii) any United States federal or state government, governmental agency or authority or court shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Merger (which the party seeking to terminate this Agreement shall have used its best efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and non-appealable;

     7.1.3 by the Company if an Acquisition Proposal has been made and the Board of Directors of the Company determines, in the exercise of its good faith judgment (after consultation with and advice from outside legal counsel) that such termination is required for the Board of Directors to comply with its fiduciary duties under applicable law; or

     7.1.4 by Purchaser if the Board of Directors of the Company withdraws or modifies in a manner adverse to Purchaser or Sub its determination to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby.

     7.2 Effect of Termination.

     7.2.1 In the event of the termination of this Agreement pursuant to Section 7 hereof, this Agreement, except for the provisions of Section 5.3.2 (confidentiality), Section 5.11 (indemnity), Section 5.8 (fees and expenses),
Section 5.9 (standstill) and this Section 7.2, shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, directors, officers or stockholders. Nothing in this Section 7.2 or in Section 8.3 shall relieve any party to this Agreement of liability for breach of this Agreement on or prior to the date of termination.

     7.2.2 If (i) the Company terminates this Agreement pursuant to Section 7.1.3, Purchaser terminates this Agreement pursuant to Section 7.1.4 following receipt by the Company of an Acquisition Proposal or either the Company or Purchaser terminates this Agreement pursuant to clause (ii) of Section 7.1.2 and immediately prior to any such meeting of the Company's stockholders an Acquisition Proposal was pending, and (ii) the Acquisition Proposal which gave rise to such termination (or any revised transaction based upon such Acquisition Proposal) is consummated within nine months of such termination, then the Company (or any successor thereto) shall pay to Purchaser a fee of $2.0 million (the "Termination Fee") in immediately available funds within five business days following such termination. Only one Termination Fee shall be payable pursuant to this Section 7.2.2. If the Company has paid any amounts to Purchaser pursuant to Section 7.2.3, such amounts shall be deducted from any Termination Fee owed to Purchaser so that in no event shall the aggregate payments made by the Company to Purchaser pursuant to Sections
7.2.2 and 7.2.3 exceed $2.0 million.

     7.2.3 If (i) the Company terminates this Agreement pursuant to Section 7.1.3, Purchaser terminates this Agreement pursuant to Section 7.1.4 following receipt by the Company of an Acquisition Proposal or either the Company or Purchaser terminates this Agreement pursuant to clause (ii) of Section 7.1.2 and immediately prior to any such meeting of the Company's stockholders an Acquisition Proposal was pending, then the Company (or any successor thereto) shall pay to Purchaser the out-of-pocket fees and expenses incurred or paid by or on behalf of Purchaser or Sub in connection with the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, accountants, experts and consultants to Parent and Sub. Payment of Purchaser's expenses pursuant to this Section 7.2.3 shall be made no later than five business days after delivery to the Company of notice of demand for payment and a written itemization setting forth in reasonable detail all of Purchaser's expenses. Notwithstanding the foregoing, if the Company pays to Purchaser the Termination Fee pursuant to Section 7.2.2, no amounts shall be owed to Purchaser by the Company pursuant to this Section 7.2.3.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company, Purchaser and Sub at any time before or after adoption of this Agreement by the stockholders of the Company (if required by applicable law) but, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     8.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Purchaser or Sub, may,

     8.2.1 extend the time for the performance of any of the obligations or other acts of the other parties hereto;

     8.2.2 waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party; or

     8.2.3 waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constituent a waiver of such rights.

     8.3 Nonsurvival of Representations and Warranties. The representations and warranties made in Articles 3 and 4 shall not survive beyond the Effective Time or the termination of this Agreement. This Section 8.3 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     8.4 Entire Agreement; Assignment. This Agreement, together with the Schedules hereto, (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, other than the Confidentiality Agreement, among the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Purchaser or Sub may assign any of their rights and obligations to any wholly owned, direct or indirect subsidiary of Purchaser, but no such assignment shall relieve Purchaser or Sub of its obligations hereunder.

     8.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties and other persons entitled to enforce this Agreement pursuant to this Section 8.5 shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

     8.6 Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     8.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have teen duly given upon receipt) by delivery in person, by cable, telegram, telex or telecopies, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

        If to Purchaser or Sub:      U.S. Aggregates, Inc.
                                     400 South El Camino Real
                                     Suite 500
                                     San Mateo, California 94402
                                     Attn: Michael J. Stone

        with a copy to:              Kirkland & Ellis
                                     200 East Randolph Drive
                                     Chicago, Illinois 60601
                                     Attn:  John A. Schoenfeld, Esq.

        If to the Company:           Monroc, Inc.
                                     1730 Beck Street
                                     P.O. Box 537
                                     Salt Lake City, Utah 84110
                                     Attn: Ronald D. Davis

        with copies to:              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                     136 South Main Street
                                     1000 Kearns Building
                                     Salt Lake City, Utah 84101
                                     Attn:  Nolan S. Taylor, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     8.9 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.10 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reasons of this Agreement except for the holders of Employee Options with respect to Section 2.2, the holders of Shares with respect to Articles 1 and 2 and Sections 5.9 and 8.4 (which are intended to be for the benefit of the persons provided for therein, and may be enforced by such persons).

     8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     8.12 Certain Definitions. As used in this Agreement:

     "Affiliate" or "Associate" of a person shall have the meaning ascribed thereto in Rule 1 2b-2 under the Exchange Act.

     "Beneficial Ownership" shall have the meaning as used in Rule 13d under the Exchange Act.

     "Executive Officers" means Ronald D. Davis and L. William Rands.

     "Group" shall have the meaning as used in Rule 13d-5(b) under the Exchange Act.

     "Person" means any individual, corporation, company, group, partnership. association, governmental body or other entity.

     "Subsidiary" of an entity shall means any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

     "Material Adverse Effect" shall mean any change in or effect on the business of the Company or any of its subsidiaries that is materially adverse to the results of operations, properties or financial condition of the Company and its subsidiaries taken as a whole, except for such changes or effects resulting from, or in connection with general economic, industry-wide or financial market conditions.

     8.13 Performance By Sub. Purchaser hereby agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                PURCHASER

                                U.S. AGGREGATES, INC.


                                /s/ Michael J. Stone
                                Michael J. Stone

                                Its:Executive Vice President


                                SUB

                                WESTERN ACQUISITION, INC.


                                /s/ Michael J. Stone
                                Michael J. Stone

                                Its:Vice President


                                COMPANY

                                MONROC, INC.


                                /s/ Ronald D. Davis
                                Ronald D. Davis

                                Its:President and Chief Executive Officer

                                                                      Appendix B

                   [SBC WARBURG DILLON READ, INC. LETTERHEAD]


                                                                January 29, 1998

The Board of Directors
Monroc, Inc.
1730 Beck Street
Salt Lake City, UT  84116


Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, of the per share cash consideration to be paid to the holders (the "Shareholders") of shares of common stock, $0.01 par value per share (the "Common Stock"), of Monroc, Inc. (the "Company"), in connection with the proposed acquisition (the "Acquisition") of the Company by U.S. Aggregates, Inc.

We have assumed that the terms of the Acquisition are as set forth in the Agreement and Plan of Merger dated as of January 29, 1998 (the "Agreement") among U.S. Aggregates, Inc., its acquisition subsidiary (the "Acquisition Subsidiary") and the Company. We understand that each share of Common Stock will have the right to receive $10.771 in cash upon consummation of the merger of the Acquisition Subsidiary with and into the Company.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company;
(ii) reviewed the historical price and trading activity for the shares of Common stock; (iii) reviewed certain internal financial information and other data provided to us by the Company relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, on a pro forma basis for the acquisition of Treasure Valley Concrete, Inc. on January 6, 1998; (iv) conducted discussions with members of the senior management of the Company; (v) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we considered relevant; (vi) reviewed publicly available financial and securities market data pertaining to certain publicly held companies in lines of business which we believed to be generally comparable to those of the Company; and (vii) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate.

In connection with our view, with your consent, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied upon its being complete and accurate in all material respects. We have not been requested to and have not

Page 2
January 29, 1998


made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. Further, we have assumed, with your consent, that all of the information, including the projections provided to us by the Company's management, was prepared in good faith and on a basis reasonably reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company, and was based upon the historical performance and certain estimates and assumptions which were reasonable at the time made. In addition, our opinion is based on economic, monetary and market conditions existing on the date hereof.

We are acting as financial advisor to the Company and its Board of Directors in connection with the Acquisition and will receive a fee from the Company for our services. In the ordinary course of its business, SBC Warburg Dillon Read Inc. may trade the securities of the Company for its own account or for the accounts of customers, and it may at any time hold a long or short position in such securities.

It is understood that our advisory services and the opinion expressed herein are provided for the information of the Board of Directors in their evaluation of the Acquisition, and our opinion is not intended to be and does not constitute a recommendation as to whether or not any Shareholder should approve the transaction or tender shares of Common Stock.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per share consideration to be offered to the Shareholders in connection with the Acquisition is fair, from a financial point of view, to such Shareholders.

Very truly yours,


SBC WARBURG DILLON READ INC.

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262.  APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  MONROC, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON __________ ___, 1998


     The undersigned hereby appoints Ronald D. Davis and L. William Rands, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote, as designated below, all shares of Common Stock of Monroc, Inc. (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on __________ ___, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon all matters referred to on this proxy card and described in the Proxy Statement for the Special Meeting.

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of January 29, 1998 and amended and restated as of March 4, 1998 (the "Merger Agreement"), among the Company, U.S. Aggregates Inc. ("USAI") and Western Acquisition, Inc., a subsidiary of USAI, and the transactions contemplated thereby as more fully described in the accompanying Proxy Statement. Under the terms of the Merger Agreement, if the Company stockholders approve the Merger, (i) each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") will be converted into the right to receive $10.771 in cash and (ii) each option or warrant to purchase shares of Common Stock will be cancelled in consideration for the right to receive in cash an amount equal to the number of shares subject to such option or warrant multiplied by the difference between (x) $10.771 and (y) the exercise price of such option or warrant, less any applicable tax withholdings.

            | | FOR                | | AGAINST             | | ABSTAIN

           (Continued and to be signed and dated on the reverse side)

2. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

            | | FOR                | | AGAINST             | | ABSTAIN

     The Board of Directors recommends a vote FOR these proposals. Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THESE PROPOSALS.



Dated:                   , 1998                                        (SEAL)
      -------------------          ------------------------------------
                                   (Signature)

                                                                       (SEAL)
                                   (Signature)
                                   Please  sign as  name(s)  appears on
                                   this proxy card, and date this proxy
                                   card. If a joint account, each joint
                                   owner  must sign.  If signing  for a
                                   corporation or partnership as agent,
                                   attorney or fiduciary,  indicate the
                                   capacity in which you are signing.